PURCHASE AND SALE AGREEMENT

                                  by and among

                      Franklin/Templeton Distributors, Inc.

                                    as Seller

                                       and

                            Franklin Resources, Inc.

                                as Seller Parent

                                       and

                        Lightning Finance Company Limited

                                  as Purchaser

                           Dated as of August 1, 1999


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                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS AND RULES OF CONTRUCTION.............................3

  SECTION 1.1. DEFINITIONS...................................................3
  SECTION 1.2  RULES OF CONSTRUCTION........................................23

ARTICLE II - PURCHASE AND SALE OF PURCHASED RECEIVABLES;
ADDITIONAL FUNDS AND COLLECTIONS............................................23

  SECTION 2.1  PURCHASE AND SALE............................................23
  SECTION 2.2  ADDITIONAL FUNDS.............................................24
  SECTION 2.3  COLLECTIONS AND SELLER COLLECTIONS...........................25
  SECTION 2.4  TRANSFER OF RECORDS TO PURCHASER.............................26
  SECTION 2.5  DISTRIBUTION PLAN TERMINATION................................26
  SECTION 2.6  INTERIM AGREEMENT............................................26

ARTICLE III - CONDITIONS PRECEDENT..........................................26

  SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE OF PURCHASED
              RECEIVABLES...................................................26
  SECTION 3.2 CONDITIONS PRECEDENT TO INITIAL SALE OF PURCHASED RECEIVABLES.28
  SECTION 3.3 CONDITIONS PRECEDENT TO THE PURCHASER'S CONTINUING OBLIGATION
              TO PURCHASE PURCHASED RECEIVABLES.............................28

ARTICLE IV - REPRESENTATIONS AND WARRANTIES.................................29

  SECTION 4.1  REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER
               PARENT.......................................................29
  SECTION 4.1A. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLER.....33
  SECTION 4.2  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............34

ARTICLE V - COVENANTS.......................................................36

  SECTION 5.1  AFFIRMATIVE COVENANTS OF THE SELLER AND THE SELLER PARENT....36
  SECTION 5.2  NEGATIVE COVENANTS OF THE SELLER AND THE SELLER PARENT.......42
  SECTION 5.4  AFFIRMATIVE COVENANTS OF THE PURCHASER.......................44
  SECTION 5.5. NEGATIVE COVENANTS OF THE PURCHASER..........................46

ARTICLE VI - EVENTS OF TERMNATION...........................................46

  SECTION 6.1  EVENTS OF TERMINATION........................................46
  SECTION 6.2  TERMINATION OF SELLER'S OBLIGATIONS TO SELL PURCHASED
               RECEIVABLES..................................................47

ARTICLE VII - MISCELLANEOUS.................................................47

  SECTION 7.1  NO WAIVER; MODIFICATIONS IN WRITING..........................47
  SECTION 7.2  PAYMENT......................................................47
  SECTION 7.3  NOTICES, ETC.................................................48
  SECTION 7.4  TAXES, COSTS, AND EXPENSES...................................49
  SECTION 7.6  EXECUTION IN COUNTERPARTS....................................51
  SECTION 7.7  BINDING EFFECT; ASSIGNMENT...................................51
  SECTION 7.8  GOVERNING LAW; SUBMISSION TO JURISDICTION....................52
  SECTION 7.9  SEVERABILITY OF PROVISIONS...................................53
  SECTION 7.10 CONFIDENTIALITY..............................................53
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  SECTION 7.11 INTENT OF AGREEMENT..........................................54
  SECTION 7.12 LIABILITIES TO ANY FUND......................................55
  SECTION 7.13 MERGER.......................................................55
  SECTION 7.14 FURTHER ACTS.................................................55
  SECTION 7.15 OTHER RIGHTS.................................................55
  SECTION 7.16 REORGANIZATION...............................................55
  SECTION 7.17 [INTENTIONALLY LEFT BLANK]...................................56
  SECTION 7.18 FREE REDEMPTIONS.............................................56
  SECTION 7.19 [INTENTIONALLY LEFT BLANK]...................................56
  SECTION 7.20 REORGANIZATION...............................................56


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                                    SCHEDULES

SCHEDULE I     Applicable Percentages

SCHEDULE II    Contingent Deferred Sales Charges

SCHEDULE III   List of Funds, Shares and Purchase Price Percentages

SCHEDULE IV    List of Conversion Features

SCHEDULE V     Form of Purchaser Report


                                    EXHIBITS

EXHIBIT A      Form of Additional Eligible Fund Addendum

EXHIBIT B      Form of Assignment

EXHIBIT C      Form of Distribution Plan(s)

EXHIBIT D      Form of Irrevocable Payment Instruction

EXHIBIT E      Form of Servicing Agreement

EXHIBIT F      Forms of Underwriting Agreement(s)

EXHIBIT G      Prospectus for Each Fund

EXHIBIT H      Form of Opinion of Fund Counsel

EXHIBIT I      Form of Opinion of Counsel to Seller

EXHIBIT J      Form of Opinion of Counsel to Seller Parent

EXHIBIT K      Form of Officers Certificate for Seller, Seller Parent,
               and Servicer

EXHIBIT L      Form of Opinion of Counsel to Servicer

EXHIBIT M      Form of Opinion of Counsel to Purchaser

EXHIBIT N      Forms of Investment Management Agreement(s)

EXHIBIT O      Form of Opinion of Counsel to Seller re: Takeout Transaction

EXHIBIT P      Form of Letter Agreement

      THIS PURCHASE AND SALE AGREEMENT is entered into as of August 1, 1999, by and among Lightning Finance Company Limited, an Irish private limited liability company (the "Purchaser"), Franklin/Templeton Distributors, Inc., a New York corporation (the "Seller") and Franklin Resources, Inc., a Delaware corporation (the "Seller Parent").

                                   BACKGROUND

      The Seller, a registered broker/dealer under the Exchange Act and regulations of the SEC and a member of the NASD, provides distribution, marketing and other services to the Franklin/Templeton family of open-end management investment companies, commonly called mutual funds. Some members of this Franklin/Templeton family of mutual funds have decided to offer to the investment community, effective January 4, 1999, a new class of shares, named Class B shares, which are referred to as the "Shares" in this Agreement. The mutual funds which have made this decision are referred to as the "Funds," and each of the Funds is referred to as a "Fund," in this Agreement.

      The Seller is compensated in two ways for certain of its costs and expenses associated with the distribution and sale of the Shares of a Fund. First, pursuant to the Fund's distribution plan adopted under Rule 12b-1 under the Investment Company Act, the Seller anticipates that it shall be paid amounts drawn on a regular and periodic basis from the general assets of the Fund at an annual percentage rate of the average daily net assets of the Fund. Second, the Seller anticipates that it shall be paid a percentage of the proceeds payable to the shareholder when certain of the shareholder's Shares are redeemed by the Fund within a certain period after their purchase. The property rights and assets which constitute the Seller's anticipation to be paid these monies are referred to in this Agreement as the "Receivables." The Funds have agreed with the Seller that, in exchange for the performance by the Seller of certain duties that will benefit the Funds and their shareholders, the Seller will own the Receivables and have the right to receive and keep the cash payments that are collected from the Receivables.

      The Seller contemplates that it will expend very considerable sums on a monthly basis in connection with the distribution, marketing and other services that the Seller is contractually obligated to provide in connection with the sale and redemption of the Shares. Since the timing of the cash flow from the Receivables will not be sufficient to permit the Seller to pay these expenses on a timely basis, the Seller has elected to sell certain of the Receivables to the Purchaser and the Purchaser has agreed to purchase certain of the Receivables from the Seller. The portion of the Receivables that is sold by the Seller to the Purchaser is referred to in this Agreement as the "Purchased Receivables."

      The Purchaser desires to buy and acquire the Purchased Receivables from the Seller and the Purchaser is willing to pay to the Seller an agreed-upon price for the Purchased Receivables. This price is referred to in this Agreement as the "Purchase Price." The Purchaser has arranged for a credit facility to be established by certain banks in the Purchaser's favor to permit the Purchaser to have the funds necessary to periodically pay amounts of the Purchase Price to the Seller; this credit facility is referred to in this Agreement as the "Credit Agreement." The Purchaser may elect to retain the Purchased Receivables or to engage in subsequent transactions, involving the Purchased Receivables, including the resale of Purchased Receivables to third parties.

      The Seller Parent owns all of the issued and outstanding stock of the Seller. The Seller and the Purchaser both desire that the Seller Parent join this Agreement for the specific and limited purposes expressly set forth in this Agreement. The Seller Parent is willing to join this Agreement in connection with, and only in connection with, the specific and limited purposes expressly set forth in this Agreement.

      The Seller considered, as an alternative to the transactions contemplated by this Agreement, obtaining the cash necessary to continue to fund its operations pertaining to the Shares by contracting with banks or other sources of finance for a loan secured by a pledge by the Seller of its interest in some or all of the Receivables. The Seller has rejected such a financing alternative and expressly desires to sell and irrevocably transfer the Purchased Receivables to the Purchaser. The Seller, the Seller Parent, and the Purchaser all expressly intend that the sale, transfer, conveyance and assignment of the Purchased Receivables by the Seller to the Purchaser pursuant to this Agreement shall constitute an outright and irrevocable sale to the Purchaser of all of the Seller's right, title and interest in the Purchased Receivables. This intention of the parties as to the legal characterization of this transaction is referred to in this Agreement as a "True Sale." The Seller, the Seller Parent and the Purchaser also intend that all sales, transfers, conveyances and assignments of Purchased Receivables by the Seller to the Purchaser pursuant to an Interim Agreement dated as of January 4, 1999, as amended, previously in place by and among the Seller, the Seller Parent and the Purchaser shall be governed by all the terms and conditions of this Agreement.

      Sometime after the date of this Agreement, the Seller and the Seller Parent may seek to reorganize each of the Funds not currently organized in Delaware into Delaware business trusts to take advantage of certain aspects of Delaware business trust law favoring investment companies. The reorganization of each such Fund will typically be accomplished by creating a new Delaware business trust or new series of shares of an existing Delaware business trust (the "New Fund"). The Fund that is reorganizing (the "Prior Fund") will then transfer all or substantially all of its assets and liabilities to the New Fund in exchange for all the shares of beneficial interest of the New Fund. These shares of the New Fund will then be distributed to the shareholders of the Prior Fund in exchange for their shares of the Prior Fund, and the latter shares will be cancelled. All of the service provider agreements and other material contracts of the Prior Fund are typically assigned to the New Fund as part of the reorganization. This Agreement is intended to cover the transfer of Purchased Receivables to the Purchaser by both Prior Funds and New Funds.

      The Seller, the Seller Parent and the Purchaser intend that all of the foregoing business understandings and various related matters be reflected in a detailed negotiated contract. This Agreement is that detailed negotiated contract.

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated:

      "ADDITIONAL EFFECTIVE DATE" shall mean with respect to any Additional Eligible Fund, the first date on which all of the following conditions shall have been satisfied:

      a. the Purchaser shall have received a fully executed Additional Eligible Fund Addendum, together with such signed opinions of counsel to such Additional Eligible Fund, the Seller and the Seller Parent, each in the form of Exhibits H, I and J, and each dated a date reasonably near the Additional Effective Date, as the Purchaser shall have reasonably requested;

      b. the Purchaser shall have received such instruments, certificates and documents regarding the addition of such Additional Eligible Fund from the Seller, the Seller Parent and such Additional Eligible Fund as the Purchaser shall have reasonably requested;

      c. the Purchaser and the Seller shall have agreed in writing to the Purchase Price Percentage applicable to such Additional Eligible Fund; and

      d. the Purchaser shall have received evidence satisfactory to it that (i) the conditions set forth in Sections 3.1 and 3.3 of this Agreement shall be satisfied in respect of such Additional Eligible Fund immediately after the Additional Effective Date and (ii) that on such Additional Effective Date the Receivables relating to such Additional Eligible Fund shall constitute Eligible Receivables.

      "ADDITIONAL ELIGIBLE FUND" shall mean any additional investment company or series or portfolio thereof (each, in the context of this definition, a "fund") for which the Seller is the principal underwriter and an Adviser is the investment adviser where:

      a. such fund shall have in full force and effect a distribution plan, investment management agreement and underwriting agreement, which either shall be substantially identical to the Distribution Plan, Investment Management Agreement and Underwriting Agreement in effect in respect of the Funds on the date hereof or shall have been approved in writing by the Purchaser;

      b. the Seller shall act as the principal underwriter to such fund and an Adviser shall act as investment adviser to such fund on such terms as are either substantially identical to those pursuant to which the Seller acts as the principal underwriter and an Adviser acts as investment adviser for the Funds on the date hereof or otherwise on terms reasonably satisfactory to the Purchaser;

      c. the fundamental investment objectives and policies of such fund shall either be substantially identical to those of any of the Funds on the date hereof or be reasonably satisfactory to the Purchaser;

      d. the Seller shall be entitled to receive Contingent Deferred Sales Charges from the shareholders of the Class B shares or other class of shares, as identified in a notice to Purchaser pursuant to Section 5.1(s), of such fund on such terms as are either substantially identical to those in respect of Shares of any of the Funds on the date hereof or otherwise on terms reasonably satisfactory to the Purchaser;

      e. there shall be in full force and effect an Irrevocable Payment Instruction of such fund which has been acknowledged and agreed to by the investment company and the fund as is contemplated thereby; and

      f. the Seller shall have certified in writing to the Purchaser that each of the foregoing statements is true and correct and shall have furnished therewith: (i) a true and complete copy of the prospectus for such fund; (ii) a true and complete copy of the distribution plan in respect of such fund; (iii) a true and complete copy of the underwriting agreement in respect of such fund; and (iv) to the extent not reflected in clause (i) above, a statement of the fundamental investment objectives and policies of such fund.

      "ADDITIONAL ELIGIBLE FUND ADDENDUM" shall mean the addendum substantially in the form of Exhibit A attached hereto, executed by the Seller and the Purchaser.

      "ADVERSE" when used alone or in conjunction with other terms (including without limitation "Affect", "Change" and "Effect", but specifically excluding "Claim") shall mean the occurrence or existence of any act, circumstance, condition, event, fact or set or combination of the foregoing which, in the reasonable judgment of the Purchaser, creates a significant possibility of (a) any adverse effect upon (i) the timing or amount of any payment of any Collections or (ii) the timely receipt by the Purchaser of any Collections; or
(b) any material adverse effect upon (i) the ability of the Seller, the Seller Parent, any Adviser or any Fund to pay or perform any of its respective obligations under any Program Document in a timely manner, (ii) the status of the Purchased Receivables as Eligible Receivables, (iii) the remedies and the other rights of the Purchaser under any Program Document, or (iv) the then existing or projected financial condition of the Seller.

      "ADVERSE CLAIM" shall mean any Lien of any Person (other than any such right or claim of the Purchaser or any Master Trust created by or pursuant to this Agreement, any other Program Document, or any Master Trust Transfer Agreement).

      "ADVISER" shall mean, as of any date, any Person that on such date (a) is "controlled" by the Seller Parent (as defined in the definition of "Affiliate"),
(b) of which the Seller Parent owns, directly or indirectly, twenty-five percent (25%) or more of (i) the outstanding equity security or (ii) the interests in the capital, distributions and profits, (c) is registered as an investment adviser in the United States, and (d) directly or indirectly, provides investment advisory services or subadvisory services to any of the Funds.

      "AFFILIATE" of a referenced Person shall mean (a) another Person controlling, controlled by or under common control with such referenced Person,
(b) any other Person of whom such referenced Person beneficially owns or controls twenty-five percent (25%) or more (i) of the outstanding voting securities or voting rights of the referenced Person or (ii) of the interest in the capital, distributions or profits of the referenced Person, (c) any other Person beneficially owning or controlling twenty-five percent (25%) or more (i) of the outstanding voting securities or voting rights of the referenced Person or (ii) of the interest in the capital, distributions or profits of the referenced Person or (d) any officer (exclusive of a "ministerial officer" with no authority to bind the referenced Person) or director of or partner in the referenced Person; PROVIDED, HOWEVER, that the term "Affiliate" shall not be deemed to include any Fund. For purposes of this Agreement, except where expressly stated otherwise, the terms "control", "controlling", "controlled" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

      "AGREEMENT" shall mean this Purchase and Sale Agreement by and among the Purchaser, the Seller, and the Seller Parent, dated as of August 1, 1999, including the Schedules and Exhibits attached hereto and referenced herein, as the same may from time to time be amended, supplemented, waived or modified.

      "APPLICABLE LAW" shall mean any Law of any Authority, whether domestic or foreign, including, without limitation, all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

      "APPLICABLE PERCENTAGE" shall mean, with respect to any Fund, the applicable percentage set forth on Schedule I attached hereto.

      "ASSIGNMENT" shall mean an assignment substantially in the form of Exhibit B, attached hereto.

      "AUTHORITY" shall mean any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any federal, state or local government or governmental or quasi-governmental agency, board, body, branch, bureau, commission, corporation, court, department, instrumentality or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign, including, without limitation, the NASD or any other self-regulatory organization.

      "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code of 1978, as amended from time to time or any similar legislation of the United States enacted in substitution or replacement thereof.

      "BANKRUPTCY EVENT" shall mean any one of the following occurrences:

      a. the Seller, the Seller Parent or an Adviser shall generally fail to pay its obligations as such obligations become due, or shall admit in writing its inability to pay its obligations generally, or shall make a general assignment of all or substantially all of its assets for the benefit of creditors; or

      b. any proceeding shall be instituted by or against the Seller, the Seller Parent or an Adviser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its obligations under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or

      c. a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Seller, the Seller Parent or an Adviser or of any material part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall remain in force undischarged and unstayed for a period of more than sixty (60) days, or (ii) for the sequestration or attachment of any material part of the property of the Seller, the Seller Parent or an Adviser without its unconditional return to the possession of the Seller, the Seller Parent or an Adviser or its unconditional release from such sequestration or attachment, within sixty (60) days thereafter; or a court having jurisdiction in the premises shall enter an order for relief in any involuntary case commenced against the Seller, the Seller Parent or an Adviser, under the Bankruptcy Code, and such order shall remain in force undischarged and unstayed for a period of more than sixty (60) days; or

      d. the Seller, the Seller Parent or an Adviser shall take any action to authorize any of the actions set forth above in this definition.

      "BENEFICIARY" shall mean each Person which has a beneficial interest in any Master Trust, together with its permitted respective successors and assigns.

      "BUSINESS DAY" shall mean any day (other than a Saturday or a Sunday) on which (a) the New York Stock Exchange is open and (b) banks are not authorized or required to close in New York City.

      "CDSC COLLECTION ACCOUNT" shall mean the account of the Purchaser (Account No. 323-114-814) maintained with The Chase Bank of Texas or such other account as the Purchaser shall designate in writing to the Seller with respect to which the Seller shall have no access or control.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder or any similar legislation of the United States enacted in substitution or replacement thereof.

      "COLLECTION ACCOUNT" shall mean the account of the Purchaser (Account No. 22967504) maintained with The Chase Manhattan Bank (Ireland) PLC or such other account as the Purchaser shall designate in writing to the Seller, with respect to which the Seller shall have no access or control.

      "COLLECTIONS" shall mean (a) all amounts paid or payable by each Fund or each shareholder of each Fund in respect of the Purchased Receivables relating to each such Fund and all amounts payable by the Seller or the Seller Parent under the Program Documents in respect of the Purchased Receivables relating to each such Fund, and (b) all Proceeds of the foregoing; it being understood that the term Collections shall not include amounts paid or payable pursuant to
Section 7.4 or 7.5 of this Agreement. Without limiting the generality of the foregoing definition, the term Collections shall include, without limitation, all amounts deposited in the Collection Account or the CDSC Collection Account pursuant to Sections 2.3(a) or 2.3(b), respectively.

      "CONDUCT RULES" shall mean the Conduct Rules of the NASD, including without limitation, Section 2830 thereof, as amended, and the rules, regulations and interpretations of the NASD in respect thereto.

      "CONFIDENTIAL INFORMATION" shall mean the Program Documents (and all drafts thereof) (other than the Underwriting Agreements, the Investment Management Agreements, the Distribution Plans and the Prospectuses), the transactions contemplated hereby and thereby, and all confidential, non-public information provided to a Party, concerning another Party or any of its Affiliates, which information has been provided to such Party by another Party and was not also available to such Party through other means.

      "CONTINGENT DEFERRED SALES CHARGES" shall mean, with respect to any Fund, the contingent deferred sales charges as set forth in Schedule II hereto, or as identified in a notice to Purchaser pursuant to Section 5.1(s), payable, either directly or through withholding a portion of the proceeds of the redemption of Shares of such Fund, by the shareholders of such Fund on any redemption of Shares of such Fund in accordance with the Underwriting Agreement and the Prospectus relating to such Fund and pursuant to the Conduct Rules.

      "CONVERSION FEATURE" shall mean, with respect to any Share of any Fund, a mandatory or elective provision (including, without limitation, a provision which permits or requires such Share to be converted into a share of a different class, but excluding the scheduled reductions in Contingent Deferred Sales Charges as set forth in Schedule II hereto and Free Redemptions) that may result in a reduction or termination of any amount owing from any Fund or the shareholder in respect of the Receivable relating to such Share (or the share obtained by virtue of a conversion of such Share) at some point in the future prior to the redemption of such Share.

      "CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of December 30, 1998 by and among the Purchaser, the several banks and other financial institutions from time to time parties thereto, The Bank of New York as syndication agent, Deutche Bank, N.A. as documentation agent and The Chase Manhattan Bank as administrative agent, as amended from time to time.

      "DEBT" of any Person shall mean at any date, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all non-current liabilities of such Person to pay the deferred purchase price of property or services; (d) all obligations of such Person as lessee under leases or other agreements which have been or should be capitalized in accordance with GAAP; (e) all liabilities in respect of unfunded benefits under any Plan; and
(f) all Secured or Guaranteed Debt.

      "DISTRIBUTION PLAN" shall mean, with respect to any Fund, the Distribution Plan of the Investment Company adopted pursuant to Rule 12b-1 under the Investment Company Act and in the form of Exhibit C attached hereto, as it applies to such Fund pursuant to which Shares of such Fund are distributed by the Seller, together with any successor or replacement distribution plan, as the same may be amended, supplemented, waived or modified from time to time.

      "DOLLARS" and "$" shall mean lawful money of the United States of America.

      "ELIGIBLE RECEIVABLE" shall mean a Receivable which: (a) represents an obligation of a United States obligor which obligor is not an Authority; (b) constitutes an "account" or "general intangible" as such terms are defined in the UCC of all applicable jurisdictions; (c) is denominated and payable in Dollars; (d) constitutes a legal, valid and binding contractual obligation of the obligor thereof which is not subject to any dispute, offset, counterclaim or defense whatsoever; (e) is not subject to any Adverse Claim; (f) does not contravene any Applicable Law applicable to any Investment Company, any Fund or any other Person; and (g) constitutes an asset in accordance with GAAP.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "EVENT OF TERMINATION" shall mean any one of the following events:

      a. the Seller, the Seller Parent, any Investment Company or any Fund shall fail to make or fail to cause to be made in the manner and when due any payment or deposit to be made or to be caused to be made by it to the Purchaser, or any Investment Company or Fund shall voluntarily fail to make or fail to cause to be made in the manner and when due any payment or deposit to be made or caused to be made by it to any Adviser, under this Agreement, any Distribution Plan, any Underwriting Agreement, the Servicing Agreement or any other Program Document and such failure shall continue unremedied for ten (10) Business Days following notice thereof from the Purchaser or the Seller, as the case may be, to the entity obligated to make such payment; PROVIDED, HOWEVER, if (i) such event affects only Funds which are not Substantial Funds, (ii) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), and (iii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not affect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates;

      b. the Seller or the Seller Parent shall have failed to provide 90 days' advance notice of any change in the fundamental investment objectives or policies of any Fund from those set forth in the Prospectus for such Fund as of the date of this Agreement; PROVIDED, HOWEVER, if (i) such event affects only Funds which are not Substantial Funds, (ii) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), and (iii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not affect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates;

      c. (i) any representation or warranty made or deemed made by the Seller, the Seller Parent, the Servicer, or any Adviser (or any of their respective officers) under or in connection with this Agreement, the Servicing Agreement or any other Program Document to which it is a party shall have been false, incorrect or misleading in any material respect when made or deemed made or (ii) any Purchaser Report or any other statement, certificate or report delivered by or on behalf of the Seller or the Seller Parent or any Adviser in connection with this Agreement, the Servicing Agreement, or any other Program Document, shall have been false, incorrect or misleading in any material respect when delivered;

      d. it shall be alleged in any proceeding of the type referred to in paragraph (h) or paragraph (r) of this definition of Event of Termination that any purchase of Purchased Receivables in respect of any Fund by the Purchaser pursuant to this Agreement does not for any reason constitute a True Sale thereof, free and clear of any Adverse Claim or any other claim and there has been an Adverse Effect or it shall have been finally determined by a court or other tribunal that any purchase of Purchased Receivables in respect of any Fund by the Purchaser pursuant to this Agreement does not for any reason constitute a True Sale thereof, free and clear of any Adverse Claim or any other claim;

      e. any material adverse change shall occur in (i) the then existing or projected financial condition of the Seller or (ii) the then existing or projected financial condition of either the Seller Parent or any Adviser which in the case of (ii) could reasonably be expected to have an Adverse Effect;

      f. the Seller Parent shall cease to own, directly or indirectly, all of the issued and outstanding stock (or membership interest or partnership interest) of each class and series of the Seller;

      g. any material provision of any Program Document to which the Seller, the Seller Parent, the Servicer, any Adviser, any Fund or any Investment Company is a party shall without the written consent of Purchaser cease to be a legal, valid and binding obligation of any such Person, enforceable in accordance with its terms; PROVIDED, HOWEVER, if (i) such event affects only Funds which are not Substantial Funds, (ii) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), and (iii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not affect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates;

      h. the Securities Investor Protection Corporation, established under SIPA, shall apply for a protective decree against the Seller, and the Seller shall have failed to obtain a dismissal of such application within thirty (30) days after such application;

      i. the Seller has knowingly failed in a material manner to meet, or the NASD or the SEC has determined that the Seller has failed to meet, the minimum net capital requirements prescribed from time to time by Rule 15c3-1 under the Exchange Act and such failure is not cured within fifteen (15) Business Days after Seller obtained such knowledge or such determination is made, as applicable;

      j. the SEC, the NASD or any other Authority with authority to interpret or initiate proposed changes in the Investment Company Act, the Conduct Rules, the rules and regulations under either thereof or the interpretations of any of the foregoing, shall modify or propose to modify any of the foregoing, in a manner that might, in the reasonable judgment of the Purchaser, give rise to an Adverse Effect, or terminate Rule 12b-1, or the interpretation of any of the foregoing;

      k. any of the Governmental Authorizations or Private Authorizations required in connection with the Program Documents or the transactions contemplated thereby shall cease to be in full force and effect or shall be revoked and such revocation shall not be waived within thirty (30) days, or there shall occur any breach or violation of or default under any such Governmental Authorizations or Private Authorizations which shall not have been cured or waived within thirty (30) days of the occurrence thereof, or any action or proceeding under any Applicable Law shall in any way be brought to challenge (and shall continue unstayed for a period of fifteen (15) Business Days) the validity or enforceability of any such Governmental Authorizations or Private Authorizations;

      l. (i) the Seller shall cease to be registered as a broker/dealer under the Exchange Act or shall cease to be a member of the NASD and no Affiliate of the Seller has been substituted as the Seller hereunder, or (ii) any Adviser shall cease to be either (A) exempt form registration as an investment adviser under Section 202(a)(11) of the Investment Adviser Act or (B) registered as an investment adviser under such act; PROVIDED, HOWEVER, in the case of (ii), if
(X) such event affects only Funds which are not Substantial Funds, (Y) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), and (Z) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not affect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates;

      m. any Fund or Investment Company shall have been prevented for a period in excess of ten (10) Business Days by any Authority or by any Applicable Law from paying Collections or amounts owed with respect to any Purchased Receivables to the Purchaser in accordance with this Agreement and the applicable Irrevocable Payment Instruction or any Fund shall so assert in writing; PROVIDED, HOWEVER, if (i) such event affects only Funds which are not Substantial Funds, (ii) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), and (iii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not affect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates;

      n. any one or more of the Funds or Investment Companies shall cease (voluntarily or by the requirement of any Authority or any Applicable Law) to regularly offer Shares to new investors (except to the extent waived in writing by the Purchaser); PROVIDED, HOWEVER, that the foregoing shall not include the failure of a Fund to regularly offer Shares to new investors after achieving aggregate net assets above which the Prospectus for such Fund on the date hereof (or on the Additional Effective Date in the case of an Additional Eligible Fund) expressly states that sales to new investors may be suspended if a new Fund which provides investors with a reasonable investment alternative to such closed Fund is made available to investors within 120 days of such suspension; and PROVIDED FURTHER, that such event affects only Funds which are not Substantial Funds, (ii) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) and (iii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not effect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates;

      o. any Fund or any Investment Company shall adopt a plan of dissolution or liquidation; PROVIDED, HOWEVER, if (i) such event affects only Funds which are not Substantial Funds, (ii) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), and (iii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of

Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not affect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates;

      p. any Fund or any Investment Company shall propose to its shareholders or effect a merger or other combination with another mutual fund which gives rise to an Adverse Effect; PROVIDED, HOWEVER, if (i) such event affects only Funds which are not Substantial Funds, (ii) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), and (iii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not affect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates;

      q. the Seller Parent shall fail to pay any amount in respect of any of its Debt, the outstanding principal amount of which is in excess of One Hundred Million Dollars ($100,000,000) in the aggregate, when the same has been due and payable for a period of five (5) Business Days;

      r. there shall occur a Bankruptcy Event with respect to the Seller, the Seller Parent or any Adviser;

      s. the Underwriting Agreement, the Investment Management Agreement, the Distribution Plan or the Prospectus in respect of any Fund, the terms of any Conversion Feature of any Share issued by such Fund, Rule 12b-1 under the Investment Company Act or the Conduct Rules, or the interpretation of any of the foregoing, each as in effect on the date of this Agreement, shall have been amended or modified in a manner which, in the reasonable judgment of the Purchaser, gives rise to an Adverse Effect; PROVIDED, HOWEVER, if (i) such event affects only Funds which are not Substantial Funds, (ii) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), and (iii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not affect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates;

      t. the Underwriting Agreement, the Distribution Plan, the Investment Management Agreement or the Prospectus in respect of any Fund or Rule 12b-1 under the Investment Company Act, each as in effect on the date of this Agreement (or on the Additional Effective Date in the case of an Additional

Eligible Fund), shall have been terminated or shall otherwise no longer be effective, whether voluntarily or involuntarily, by such Fund, the Seller, the Seller Parent, an Adviser or any other Person, including without limitation by any Authority or as a result of any Applicable Law unless in respect of such Fund a replacement Underwriting Agreement, Distribution Plan, Investment Management Agreement, Prospectus or the Conduct Rules, as the case may be, has become effective and which has terms which would not result in an Adverse Effect; PROVIDED, HOWEVER, if (i) such event affects only Funds which are not Substantial Funds, (ii) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), and (iii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not affect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates;

      u. the Purchaser is unable to pay Purchase Price on any Purchase Date for any Purchased Receivables due to a lack of Funds, as validated by a unanimous resolution of the Purchaser's Board of Directors or by a majority resolution of the Purchaser's shareholders to this effect;

      v. the Seller, the Seller Parent or any Adviser shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under this Agreement, the Servicing Agreement or any other Program Document to which it is a party and such failure could reasonably be expected to have an Adverse Effect and shall continue unremedied for a period of fifteen
(15) Business Days after the earlier of discovery by the Seller or the Seller Parent or after written notice thereof by the Purchaser to the Seller; and

      w. any investment adviser to any Fund shall not be an Adviser; PROVIDED, HOWEVER, if (i) such event affects only Funds which are not Substantial Funds,
(ii) the Seller is able to segregate Receivables related to Shares of the Fund(s) affected by such event (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of such Fund and any unaffected Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), and (iii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, such Event of Termination will only relate to the Purchaser's obligation to purchase Receivables related to the affected Fund(s), and such Event of Termination will not affect the Purchaser's obligation to continue to purchase Purchased Receivables related to Shares of unaffected Funds on subsequent Purchase Dates.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      "EXISTING INVESTMENT COMPANY" shall mean each of the investment companies set forth on Schedule III to this Agreement, as the same may be modified pursuant to Section 7.20 hereof, each an open-end management investment company which is described in a Prospectus, together with its permitted successors and assigns.

      "FINAL TERMINATION DATE" shall mean the fifteenth day of the Purchaser's fiscal quarter immediately following the fiscal quarter during which occurs the eighth anniversary of the Sale Cutoff Date with respect to the last Monthly Pool of Purchased Receivables purchased by the Purchaser.

      "FRANKLIN SERVICES" shall mean Franklin Templeton Services, Inc., a Delaware corporation.

      "FRANKLIN SPONSORED FUND" shall mean any investment company or series or portfolio thereof (each, in the context of this definition, a "fund") where (a) such fund is not yet a Fund; (b) such fund has a class of shares that is subject to a Contingent Deferred Sales Charge in excess of 1%; (c) the Seller, the Seller Parent, or any Affiliate of the Seller or the Seller Parent is an investment adviser for such fund; (d) none of the Seller or the Seller Parent or any Affiliate of the Seller or Seller Parent is a principal underwriter for such fund; and (e) such fund is directly or indirectly sponsored by Seller, Seller Parent, or any Affiliate of either, without regard to the form of such sponsorship (which shall include, without limitation, directly or indirectly directing the marketing and/or promotion of the fund and licensing of trademarks, logos or other intellectual property rights which would cause a reasonable investor to conclude that such fund is in fact so sponsored).

      "FREE EXCHANGE" shall mean the exchange of Shares of one Fund (the "Redeeming Fund") for Shares of another Fund (the "Issuing Fund"), where, pursuant to the applicable constituent documents of the Issuing Fund: (a) Shares of the Issuing Fund are deemed for all purposes (related to the computation of the amount of, and timing of payment of, Receivables) to have been acquired at the time when the exchanged Shares of the Redeeming Fund were acquired (or deemed to be acquired) by the holder thereof; (b) the exchanging shareholder becomes obligated to pay to the Issuing Fund the same Contingent Deferred Sales Charge in respect of the Shares of the Issuing Fund and on the same terms as such shareholder was obligated to pay to the Redeeming Fund; (c) the date upon which such Shares of the Issuing Fund are converted pursuant to the Permitted Conversion Feature is the date the exchanged Shares of the Redeeming Fund were to be converted pursuant to the Permitted Conversion Feature of the exchanged Shares; (d) both the redemption of the Shares of the Redeeming Fund so exchanged and the issuance of the Shares of the Issuing Fund are effected at the Net Asset Value of such Shares at the date of the exchange without any reduction for fees or expenses attributable to such exchange; and (e) at the time of such exchange all of the conditions set forth in Section 3.3(d) of this Agreement would be met for a purchase of Receivables relating to Shares of the Issuing Fund.

      "FREE REDEMPTIONS" shall mean a redemption of Shares of any Fund obtained by (a) a shareholder through reinvestment of dividends (whether ordinary, capital gain or exempt-interest dividends) paid by such Fund or (b) a shareholder of such Fund under any arrangement (including, without limitation, (i) any arrangements pursuant to which a certain Person is entitled to acquire such Shares of such Fund under circumstances in which no Contingent Deferred Sales Charges will be payable by such Person and (ii) arrangements pursuant to which Contingent Deferred Sales Charges are deferred in connection with the redemption of Shares of such Fund because the redeeming shareholder is reinvesting all or a portion of the proceeds of such redemption in Shares of another Fund) which relieves or defers, in whole or in part, such shareholder's obligation to pay the maximum Contingent Deferred Sales Charge that would have been payable in the absence of such arrangement or reinvestment if such shareholders were any other shareholder of such Fund redeeming Shares of such Fund that had been held by such other shareholder for the same period the Shares of such Fund in question had been held by the shareholder in question, but such term shall not include any Free Exchange.

      "FUND" shall mean each series or portfolio of an Investment Company, or the Investment Company itself where the Investment Company does not have series or more than one portfolio, as specified on Schedule III hereto, as the same may be deemed amended, modified or supplemented pursuant to Sections 2.2 or 7.20 of this Agreement.

      "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time, consistently applied; PROVIDED, HOWEVER, that, where expressly noted, GAAP shall mean generally accepted accounting principles in the United States, as in effect on the date hereof.

      "GOVERNMENTAL AUTHORIZATIONS" shall mean all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

      "GOVERNMENTAL FILINGS" shall mean all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Authorities.

      "GUARANTEE" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

      "INVESTMENT ADVISERS ACT" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      "INVESTMENT COMPANY" shall mean each Existing Investment Company and each New Investment Company, each as described on Schedule III hereto, as amended from time to time, and its permitted successors and assigns.

      "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

      "INVESTMENT MANAGEMENT AGREEMENT" shall mean, with respect to any Fund, each agreement between an Adviser and such Fund or an Investment Company on behalf of such Fund and any replacement agreement that may be adopted in the future, pursuant to which an Adviser (or Seller Parent or any other Affiliate of the Seller Parent) may receive advisory or other similar fees relating to such Fund, as the same may be amended, supplemented, waived or modified from time to time.

      "IRREVOCABLE PAYMENT INSTRUCTION" shall mean the Seller's irrevocable payment instruction to each Fund, in the form of Exhibit D attached hereto.

      "ISSUE PRICE" shall mean, with respect to any Fund, the gross purchase price of the Shares of such Fund as reported by the transfer agent for such Fund.

      "LAW" shall mean any (a) judicial, executive, legislative, administrative or other action, code, consent decree, constitution, decree, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, treaty or writ, of any Authority, whether domestic or foreign, or any particular section, part or provision thereof, (b) common law or other legal or quasi-legal precedent, or
(c) arbitrator's, mediator's or referee's decision, finding, award or recommendation, or, in any case, any particular section, part or provision thereof.

      "LETTER AGREEMENT" shall mean that Letter Agreement dated as of September 22, 1999 by and between Franklin Services and the Purchaser, in the form of Exhibit P attached hereto, as the same may from time to time be amended, supplemented, waived or modified.

      "LIABILITIES" shall mean claims, damages, losses, liabilities, expenses, obligations, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel).

      "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction), or other charge or encumbrance, including the retained security title of a conditional vendor or lessor.

      "LIGHTNING BALANCE SHEET CARRYING VALUE" shall mean, with respect to any Purchased Receivables as of any date, the value of such Purchased Receivables determined in accordance with GAAP, including FAS 125, as in effect on the date hereof.

      "MASTER TRUST" shall mean any trust or other special purpose entity to which any interest in any of the Purchased Receivables relating to any Fund or the right to receive any Collections with respect thereto has been transferred in connection with a Takeout Transaction.

      "MASTER TRUST TRANSFER AGREEMENT" shall mean any agreement pursuant to which any interest in the Purchased Receivables is transferred to a Master Trust.

      "MAXIMUM AGGREGATE SALES CHARGE ALLOWABLE" shall mean as of any date, with respect to the Shares of any Fund, the maximum Sales Charge that may be paid by the Investment Company with respect to such Shares pursuant to Section 2830 of the Conduct Rules, assuming the Investment Company pays a separate Service Fee in respect of such Fund, unreduced by payments theretofore made in respect thereof by the Investment Company in respect of such Fund.

      "MONTHLY POOL" shall mean with respect to the Purchased Receivables relating to any Fund purchased during any calendar month, the Receivables relating to (a) the Shares of such Fund whose Issue Price is included in the calculation of the Purchase Price of Purchased Receivables relating to such Fund purchased during such calendar month; (b) the Shares of such Fund issued in a Free Exchange in exchange for (i) Shares of another Fund whose Issue Price was included in the calculation of the Purchase Price of Purchased Receivables relating to such other Fund purchased during such calendar month and (ii) Shares of such other Fund issued in connection with the reinvestment of dividends (whether ordinary, capital gain or exempt-interest dividends) paid in respect of the Shares of such other Fund described in clause (b)(i) above or this clause
(b)(ii); and (c) the Shares of such Fund issued in connection with the reinvestment of dividends (whether ordinary, capital gain or exempt-interest dividends) paid in respect of the Shares of such Fund described in clause (a) or
(b) above or this clause (c).

      "NASD" shall mean the National Association of Securities Dealers, Inc. or any successor entity.

      "NET ASSET VALUE" shall mean, with respect to any Fund, as of the date any determination thereof is made, the net asset value applicable to Shares of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and shall mean with respect to any Share of such Fund as of any date, the quotient obtained by dividing the Net Asset Value of such Fund as of such date by the number of Shares of such Fund outstanding on such date.

      "NEW INVESTMENT COMPANY" shall mean any open-end management investment company which is an Additional Eligible Fund, together with its permitted successors and assigns.

      "OTHER TAXES" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (but shall not include any charges, levies or taxes excluded from the definition of "Taxes" herein) which arise from any payment made by or on behalf of the Seller hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Program Document to which the Seller is a party.

      "PARTIES" shall mean, collectively, the Seller, the Seller Parent and the Purchaser.

      "PERMITTED CONVERSION FEATURE" shall mean with respect to any Share of any Fund, a Conversion Feature described in Schedule IV, attached hereto, in respect of such Fund which, by its terms, may not become effective prior to the date on which the eighth (8th) anniversary of the date of the issuance of such Share occurs.

      "PERMITTED DESIGNEE" shall mean (a) any Person designated by the Purchaser or any Master Trust, as the case may be, which may be The Chase Manhattan Bank, Constellation Financial Management Company LLC, FEP Holdings, L.P. or any Affiliate of the foregoing, and (b) any other Person designated by the Purchaser or any Master Trust, as the case may be, (i) which is not (nor is any Affiliate of such Person) actively engaged in the sponsorship or management of any management investment company registered under the Investment Company Act and
(ii) which has agreed to be bound by confidentiality undertakings in substance comparable to Section 7.10.

      "PERSON" shall mean an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

      "PLAN" shall mean, in respect of any Person, any plan defined in Section 402(a) of ERISA in respect of which such Person is an "employer" or a "substantial employer" as defined in Section 3(5) and 4001(a)(2) of ERISA, respectively.

      "POST-DEFAULT RATE" shall mean in respect of any amount payable by a Party hereunder not paid when due, a rate per annum during the period commencing on the due date thereof until such amount is paid in full equal to the Prime Rate as in effect from time to time plus two percent (2%).

      "PRIME RATE" shall mean the rate of interest from time to time announced by The Chase Manhattan Bank at its principal office as its prime commercial lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

      "PRIVATE AUTHORIZATIONS" shall mean all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including, without limitation, those with respect to trademarks, service marks, trade names, copyrights, computer software programs and other intellectual property.

      "PROCEEDS" shall have, with reference to any property or asset, the meaning ascribed to such term under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in respect of such property or asset.

      "PROGRAM DOCUMENTS" shall mean this Agreement, each Assignment, the Servicing Agreement, the Underwriting Agreements, the Prospectuses, the

Investment Management Agreements, the Distribution Plans, the Irrevocable Payment Instruction, the Letter Agreement and the other agreements, documents, certificates and instruments entered into or delivered in connection herewith and therewith, including any and all Exhibits and Schedules referenced herein or therein, and attached hereto or thereto, as the same may from time to time be amended, supplemented, waived or modified.

      "PROSPECTUS" shall mean, with respect to any Fund, the prospectus with respect to Shares of such Fund filed with the SEC as a part of the Investment Company's Registration Statement on Form N-1A, as amended or supplemented from time to time, and shall include, without limitation, the related Statement of Additional Information included in such Registration Statement.

      "PURCHASE DATE" shall mean each Business Day after January 6, 1999 and prior to and including the Termination Date, on which the Seller provides to the Purchaser a Purchaser Report which shall set forth, among other things, the Seller's determination of the Purchase Price for the Purchased Receivables to be purchased on such Purchase Date.

      "PURCHASE PRICE" shall mean with respect to the Purchased Receivables relating to any Share of any Fund to be purchased on any Purchase Date, an amount equal to the product of (a) the Purchase Price Percentage relating to the Shares of such Fund and (b) the total Issue Price of such Shares of such Fund, the sales of which settle (other than in connection with the reinvestment of dividends (whether ordinary, capital gain or tax-exempt dividends or return of capital) or Free Exchanges) during the period from (but not including) the Sale Cutoff Date relating to the immediately preceding Purchase Date to (and including) the Sale Cutoff Date relating to such Purchase Date. Notwithstanding the provisions of the preceding sentence, the Purchase Price otherwise payable by the Purchaser for such Purchased Receivables shall be reduced by the sum of all amounts paid as Sales Charges (or in respect of Shares issued prior to such date as a result of the Free Exchange of such Shares or the reinvestment of dividends (whether ordinary, capital gain or tax-exempt dividends or return of capital on any of the foregoing)) to the extent that the Purchaser does not otherwise receive and retain the economic benefits of such payments pursuant to this Agreement.

      "PURCHASE PRICE PERCENTAGE" shall mean, with respect to any Fund, the percentage set forth opposite the name of such Fund under the heading "Purchase Price Percentage" on Schedule III attached hereto, as the same may be deemed amended, modified or supplemented pursuant to Sections 2.2 or 7.20 of this Agreement.

      "PURCHASED RECEIVABLES" shall mean with respect to the Shares of any Fund:

      a. the Receivables, other than Seller Receivables, relating to (i) Shares, the sales of which settled during the period from and including January 7, 1999 (or, if later, the Additional Effective Date for such Fund) through the Business Day to and including the most recent Sale Cutoff Date preceding or coinciding with such date, and (ii) the Shares issued in connection with the reinvestment of dividends (whether ordinary, capital gain or tax-exempt dividends, or return of capital) paid in respect of the Shares described in clause (i) of this paragraph (a); and

      b. the Receivables, other than Seller Receivables, due from any other Fund relating to (i) Shares of such other Fund which were acquired by the holder of the Shares referred to in paragraph (a) above or this paragraph (b) in a Free Exchange and (ii) Shares of such other Fund issued after such Free Exchange in connection with the reinvestment of dividends (whether ordinary, capital gain or tax-exempt dividends, or return of capital) paid in respect of the Shares described in clause (i) of this paragraph (b).

      "PURCHASER REPORT" shall mean the report in substantially the form of
Schedule V attached hereto, with such changes therein (and in such form) as the Purchaser may from time to time reasonably request.

      "PURCHASER'S KNOWLEDGE" shall mean the actual knowledge of any shareholder or officer of Purchaser who is not an Affiliate of Seller, Seller Parent or their respective Affiliates.

      "PURCHASER'S REMITTANCE ACCOUNT" shall mean the account of the Purchaser (Account No. 22967504) maintained with The Chase Manhattan Bank (Ireland) PLC or such other account as the Purchaser shall designate in writing to the Seller.

      "RECEIVABLES" shall mean, with respect to each Fund, all of the Seller's rights under the related Underwriting Agreement, the related Distribution Plan, the related Prospectus and the Conduct Rules to receive amounts paid or payable in respect of Sales Charges, including the Contingent Deferred Sales Charges, as listed on Schedule II attached hereto, in each case in respect of the issuance (whether prior to or on or after the date hereof and including issuance in a Free Exchange) by such Fund of Shares, including, without limitation, any similar amounts paid or payable under any replacement Underwriting Agreement, Distribution Plan or Conduct Rules and any continuation payments, in respect of such Sales Charges in respect of the issuance by such Funds of Shares, that are paid or payable in the event of a termination of the related Distribution Plan or the related Underwriting Agreement; it being understood that such term does not include the Service Fee payable pursuant to the related Underwriting Agreement, the related Distribution Plan, the Prospectus and the Conduct Rules.

      "RULE 12B-1" shall mean Rule 12b-1 adopted under the Investment Company
Act.

      "SALE CUTOFF DATE" relating to any Purchase Date shall mean the third Business Day preceding such Purchase Date.

      "SALES CHARGE" shall have the meaning set forth in Section 2830(b)(8) of the Conduct Rules, it being understood that such term does not include any Service Fee.

      "SEC" shall mean the United States Securities and Exchange Commission or any other governmental authority of the United States of America at the time primarily responsible for administering the Securities Act, the Investment Company Act, the Investment Advisers Act or the Exchange Act.

      "SECURED OR GUARANTEED DEBT" of any Person shall mean, at any date, (a) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (b) all Debt of others in respect of which such Person has issued a Guarantee.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

      "SELLER COLLECTIONS" shall mean all amounts that become payable by a Fund or a shareholder of a Fund, including without limitation Sales Charges, and are paid, with respect to Shares to which Purchased Receivables relate, in an amount which could not be paid pursuant to the Conduct Rules, calculated (a) as though the Shares of such Fund to which Purchased Receivables relate constituted all of the outstanding Shares of a Fund and (b) assuming such Fund pays a separate Service Fee in respect of such Shares.

      "SELLER RECEIVABLES" shall mean, as of any date of determination, the right of the Seller to receive the Seller Collections.

      "SELLER TERMINATION EVENT" shall mean each of the following events:

      a. any proceeding shall be instituted by or against the Purchaser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its obligations under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order of relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it, such proceeding shall remain undismissed or unstayed for a period of sixty (60) days;

      b. the failure of the Purchaser to pay when due and payable, after expiration of any applicable grace period, any amount with respect to its Debt outstanding from time to time under the Credit Agreement, as amended or restated from time to time;

      c. the failure of the Purchaser to make in the manner and when due any payment to be made by it under this Agreement, including, without limitation, the Purchase Price with respect to any Purchased Receivables, and such failure shall continue unremedied for ten (10) Business Days following written notice thereof from the Seller to the Purchaser; or

      d. (i) any representation or warranty made or deemed made by the Purchaser (or any of its officers) under or in connection with this Agreement, the Servicing Agreement or any other Program Document shall have been false, incorrect or misleading in any material respect when made or deemed made or (ii) any other statement, certificate or report delivered by or on behalf of the Purchaser in connection with this Agreement, the Servicing Agreement, or any other Program Document, shall have been false, incorrect or misleading in any material respect when delivered.

      "SELLER'S ACCOUNT" shall mean the account of the Seller (Account No. 7313201334) maintained with Bank of America, or such other account as the Seller shall designate in writing to the Purchaser.

      "SERVICE FEE" shall have the meaning set forth in Section 2830(b)(9) of the Conduct Rules.

      "SERVICER" shall mean Franklin/Templeton Investor Services, Inc., a California corporation.

      "SERVICING AGREEMENT" shall mean the Servicing Agreement dated the date hereof by and between the Purchaser and the Servicer, in the form of Exhibit E attached hereto, as the same may from time to time be amended, supplemented, waived or modified.

      "SETTLEMENT DATE" shall mean the eighth Business Day of each calendar month that occurs prior to the end of the calendar month following the Termination Date; PROVIDED, HOWEVER, that, in respect of the Settlement Date occurring in any calendar month, the Purchaser and the Seller may agree that the Settlement Date in such calendar month shall be on a different Business Day of such month.

      "SHARES" shall mean, in respect of any Fund any Class B shares or other classes of shares of the Fund that are sold or issued pursuant to a Distribution Plan adopted under Rule 12b-1 which have a Contingent Deferred Sales Charge, and which are specified on Schedule III hereof, as the same may be deemed amended, modified, or supplemented pursuant to Sections 2.2 or 7.20.

      "SIPA" shall mean the Securities Investor Protection Act of 1970, as amended from time to time and the regulations promulgated and the rulings issued thereunder.

      "SUBSTANTIAL FUNDS" shall mean, as of any date, any Fund or group of Funds the Shares of which together on such date have a Net Asset Value equal to thirty percent (30%) or more of the total Net Asset Value related to Shares of all Funds taken together, as of such date;

      "TAKEOUT TRANSACTION" shall mean any transaction pursuant to which the Purchaser sells or otherwise transfers, or causes to be sold or transferred, interests in the Purchased Receivables relating to any Fund (including, without limitation, the right to receive any portion of any Collections) to any Person, including a Master Trust which publicly or privately sells debt instruments and/or certificates or other instruments representing ownership interests in such Master Trust or interests in any Purchased Receivables relating to any Fund (including, without limitation, any right to receive any portion of any Collections).

      "TAXES" shall mean any present or future taxes, levies, imposts, deductions, charges and all liabilities with respect thereto, EXCLUDING (i) taxes imposed on the Purchaser's income, and franchise taxes imposed on the Purchaser, by (a) the jurisdiction under the laws of which the Purchaser is organized or any political subdivision thereof, (b) the jurisdiction of the Purchaser's principal executive office or any political subdivision thereof or
(c) any other jurisdiction regardless of where located; (ii) taxes required to be withheld or subject to advance payment through withholding or otherwise; and
(iii) transfer, sales, use or value added taxes, all as required under Applicable Law.

      "TERMINATION DATE" shall mean January 15, 2002 or such subsequent date as shall be agreed to in writing by the Parties, except that the Termination Date may be deemed to have occurred on an earlier date pursuant to Sections 6.1 or 6.2.

      "TRUE SALE" shall mean, with respect to any asset or property, the sale of an absolute and complete ownership interest in such asset or property (and not the granting of a security interest therein), within the meaning of all Applicable Law, including, without limitation, the UCC, the Code and the Bankruptcy Code.

      "UCC" shall mean the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

      "UNDERWRITING AGREEMENT" shall mean, with respect to each Fund, the agreement between the Seller and the Investment Company as it applies to such Fund in the form attached hereto as Exhibit F, and any replacement agreement as may be adopted in the future, pursuant to which the Seller has been appointed the principal underwriter or distributor for such Fund, subject to the terms of the Distribution Plan relating to such Fund, as the same may be amended, supplemented, waived or modified from time to time.

      SECTION 1.2 RULES OF CONSTRUCTION. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context requires otherwise (a) each use in this Agreement of a singular version of a pronoun shall be deemed to include references to the plural, and vice versa, (b) Article and Section headings are for convenience of reference only and shall not affect the construction of this Agreement, and (c) the definitions of terms defined in this Agreement shall be equally applicable to the singular and plural forms of such terms. Except where the context requires otherwise, references to "this section" or words of similar import shall be deemed to refer to the entire section and not to a particular subsection, references to a Section, subsection or Article shall be deemed to refer to the specific referenced Section, subsection or Article of this Agreement and references to "hereunder", "herein", "hereto" or words of similar import shall be deemed to refer to this entire Agreement and not to any particular section or subsection. Terms defined in the Preamble of this Agreement which are more fully defined in this Article 1 are used herein as defined in this Article 1.

                                   ARTICLE II

                   PURCHASE AND SALE OF PURCHASED RECEIVABLES;
                        ADDITIONAL FUNDS AND COLLECTIONS

      SECTION 2.1 PURCHASE AND SALE.

      a. On each Purchase Date that occurs on or prior to the Termination Date, the Purchaser shall, subject to and upon the terms and conditions set forth in this Agreement, purchase, and the Seller shall, subject to and upon the terms and conditions set forth in this Agreement, sell, transfer, convey and assign to the Purchaser, on and as of such Purchase Date, all of the Seller's right, title and interest in, to and under the Purchased Receivables (and the Collections in respect thereof) relating to the sales of Shares of each Fund for the period from (but not including) the Sale Cutoff Date relating to the immediately preceding Purchase Date (which for the initial purchase of Purchased Receivables shall be deemed to mean January 4, 1999 and for an initial purchase of such Purchased Receivables relating to an Additional Eligible Fund shall mean the related Additional Effective Date) to (and including) the Sale Cutoff Date relating to such Purchase Date, and the Purchaser shall purchase from the Seller such Purchased Receivables for an amount equal to the aggregate Purchase Price payable in respect of such Purchased Receivables. The aggregate Purchase Price to be paid by the Purchaser to the Seller or its designee on each Purchase Date shall be paid on the respective Purchase Date by wire transfer of immediately available funds. Notwithstanding the foregoing, the Purchaser shall have no obligation to purchase Receivables relating to any Fund after any change in such Fund's fundamental investment objective or fundamental investment policies unless such Fund is reapproved by the Purchaser as an Additional Eligible Fund pursuant to Section 2.2 below.

      b. Monthly on or before the day which is four (4) Business Days prior to each Settlement Date, the Seller shall provide the Purchaser with a Purchaser Report which shall set forth, among other things, the Seller's determination of
(i) the Purchase Price for the Purchased Receivables purchased during the preceding calendar month and (ii) the computation of such Purchase Price in reasonable detail. On each Settlement Date, the Purchaser shall pay to the Seller or the Seller shall reimburse the Purchaser, as the case may be, for any difference between the aggregate amount of Purchase Price previously paid to the Seller during the preceding calendar month for Purchased Receivables sold during such month and the actual aggregate Purchase Price of the Purchased Receivables purchased during such month, as set forth on the Purchaser Report delivered for such month.

      c. Each purchase and sale of Purchased Receivables pursuant to Section 2.1(a) shall be evidenced by an Assignment to be delivered by the Seller to the Purchaser on the Purchase Date related to such purchase of Purchased Receivables.

      d. It is the intention of the Parties that each purchase and sale of Purchased Receivables to be made hereunder shall constitute a True Sale.

      SECTION 2.2 ADDITIONAL FUNDS. Unless an Event of Termination (or an event which, with the passage of time or notice, or both, would constitute an Event of Termination) shall have occurred and be continuing, the Seller and the Seller Parent may request that an Additional Eligible Fund become a "Fund" under this Agreement on the Additional Effective Date for such Additional Eligible Fund. On and as of such Additional Effective Date, (a) each Additional Eligible Fund shall become a Fund hereunder, (b) Schedule III and Exhibits C, D, F, G and N hereof shall be deemed to be supplemented to reflect such addition, and (c) any reference in this Agreement to any change or modification since the date of this Agreement to the Underwriting Agreement, Distribution Plan, Investment Management Agreement, Prospectus or Contingent Deferred Sales Charge arrangement of such Additional Eligible Fund shall be deemed with respect to such Additional Eligible Fund to refer to any change or modification thereof since such Additional Effective Date. The Seller and the Seller Parent shall provide the Purchaser with written notice thirty (30) days prior to the anticipated Additional Effective Date of any investment company or series or portfolio thereof that is to become an Additional Eligible Fund, it being agreed that without such timely prior written notice the Purchaser shall not be obligated to purchase Purchased Receivables of such Additional Eligible Fund from the Seller as of the Additional Effective Date. Notwithstanding anything herein to the contrary, it is also understood that the Purchaser has the right in its reasonable discretion (x) to reject any request that any Additional Eligible Fund be included as a Fund hereunder or (y) as a condition to agreeing to any such request, to require such modifications to the Program Documents as the Purchaser may reasonably request.

      SECTION 2.3 COLLECTIONS AND SELLER COLLECTIONS.

      a. The Seller shall cause all Collections and Seller Collections, other than Collections or Seller Collections related to Contingent Deferred Sales Charges, in respect of Purchased Receivables relating to each Fund payable by such Fund to be deposited directly into the Collection Account by such Fund (or its transfer agent, if applicable) without any intermediary commingling of such amounts with the other assets of the Seller or any of its Affiliates (other than such transfer agent).

      b. The Seller shall cause all Collections and Seller Collections related to Contingent Deferred Sales Charges in respect of Purchased Receivables relating to each Fund payable by the shareholders of each Fund to be deposited, one (1) Business Days after each applicable settled trade, directly into the CDSC Collection Account by such Fund (or its transfer agent, if applicable) without any intermediary commingling of such amounts with the other assets of the Seller or any of its Affiliates (other than such transfer agent).

      c. If any check or other instrument in payment of Collections shall require the endorsement of the Seller, the Seller hereby irrevocably authorizes and empowers the Purchaser to endorse (without recourse) the same as attorney-in-fact.

      d. On the fifteenth calendar day after the last day of each of the Purchaser's fiscal quarters, the Purchaser shall pay to Seller, in immediately available funds by wire transfer, the amount, if any, equal to any Seller Collections deposited in the Collection Account or the CDSC Collection Account pursuant to the Program Documents on or prior to the last day of such preceding fiscal quarter which have not been previously disbursed to Seller pursuant to this Section 2.3.

      e. In the event of any disagreement between the Purchaser and the Seller as to the accuracy or completeness of the information and data provided to the Purchaser by the Seller in the reports described on Exhibit A to the Servicing Agreement, as such information and data relate to any calculation of, or the method of calculating, Collections, the Purchaser and the Seller shall negotiate in good faith to resolve the disagreement. If the disagreement is not so resolved within thirty (30) days, either the Purchaser or the Seller, by written notice to the other, may require that the disagreement be submitted to an accounting firm of recognized national standing for a resolution which shall be final and binding upon the Parties. In connection with all such disagreements submitted for resolution pursuant to the preceding sentence, the accounting firm shall be selected jointly by the Seller and the Purchaser and the fees of the accounting firm shall be borne equally by the Seller and the Purchaser. Upon resolution of any dispute, any error shall be corrected by payment to the appropriate Party in the amount of the error plus interest calculated at the Prime Rate for the period from the date the payment was originally due to the date payment is actually made.

      f. In the event that the sale of any Shares of any class of any Fund to which Purchased Receivables relate shall be rescinded for any reason whatsoever, the Seller shall promptly refund to the Purchaser an amount equal to the product of (i) the Purchase Price Percentage relating to such Fund and (ii) the Issue Price of such Shares of such Fund, minus the sum of all amounts theretofore paid to the Purchaser as Sales Charges to the extent that Seller does not otherwise receive and retain the economic benefits of such payments pursuant to this Agreement, plus interest calculated at the Prime Rate on the amount of the foregoing outstanding from time to time.

      SECTION 2.4 TRANSFER OF RECORDS TO PURCHASER.

      a. Each purchase of Purchased Receivables hereunder shall include the transfer to the Purchaser of all of the Seller's right, title and interest in, to and under the records relating to such Purchased Receivables and the Collections, and the Seller hereby agrees that such transfer shall be effected automatically with each such purchase, without any further documentation.

      b. The Seller shall take all such actions requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate, in the reasonable opinion of Purchaser, to ensure that the Purchaser has (i) an enforceable ownership interest in the records relating to the Purchased Receivables and Collections purchased from the Seller hereunder and (ii) an enforceable right (whether by license, sublicense or otherwise) to use all of the computer software used to account for the Purchased Receivables and Collections and/or to recreate such records.

      SECTION 2.5 DISTRIBUTION PLAN OR UNDERWRITING AGREEMENT TERMINATION. The Seller and the Purchaser recognize that any Fund has the right to terminate a Distribution Plan or Underwriting Agreement pertaining to such Fund. The Purchaser, consistent with its status as a buyer of the Purchased Receivables in a True Sale transaction, accepts, subject to all the other terms and conditions of this Agreement (including the Seller's and the Seller's Parent's responsibilities hereunder), the risks associated with any such termination by a Fund of a Distribution Plan or an Underwriting Agreement.

      SECTION 2.6 INTERIM AGREEMENT. The Parties recognize that prior to the execution of this Agreement, the parties were engaging in a series of transactions pursuant to the terms of an Interim Agreement dated as of January 4, 1999, as amended as of February 28, 1999, March 31, 1999, April 30, 1999, May 28, 1999, June 7, 1999, June 30, 1999, and July 30, 1999 which transactions were similar to the transactions contemplated by this Agreement pertaining to the Purchased Receivables. The Parties intend that all of the transactions consummated under and governed by the Interim Agreement shall be deemed transactions governed by, and subject to all of the terms and conditions of, this Agreement.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

      SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE OF PURCHASED RECEIVABLES. The obligation of the Purchaser to make the initial purchase of Purchased Receivables pursuant to this Agreement shall be subject to the prior or concurrent fulfillment (or waiver by the Purchaser) of each of the following conditions precedent:

      a. the Servicing Agreement shall have been duly executed by the parties thereto and shall be in full force and effect, and the Purchaser shall have received a fully executed copy thereof;

      b. the Purchaser shall have received the signed opinions of counsel to each of the Funds, the Seller, the Seller Parent and the Servicer which shall each be substantially in the form attached hereto as Exhibits H, I, J and L, respectively, and be dated contemporaneously with the execution of this Agreement;

      c. the Purchaser shall have received (i) a subsistence certificate, dated on or after July 15, 1999 from the Secretary of State of the State of New York with respect to the Seller; (ii) a good standing certificate, dated on or after July 15, 1999 from the Secretary of State of the State of Delaware with respect to the Seller Parent; (iii) a certificate of status, dated on or after July 15, 1999 from the Secretary of State of the State of California with respect to the Servicer; (iv) copies of the certificates of incorporation, with all amendments thereto, for the Seller, the Seller Parent and the Servicer, certified by the Secretary of State of the State of New York, the State of Delaware, or the State of California, as applicable; and (v) a signed certificate of the President or a Vice President and a Secretary or Assistant Secretary of each of the Seller, the Seller Parent and the Servicer, in the form of Exhibit K attached hereto;

      d. the Purchaser shall have received a copy of each Governmental Authorization and each Private Authorization which may be required to be obtained by the Seller, the Seller Parent, each Investment Company and each Fund in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby, each of which shall be in form, scope and substance satisfactory to the Purchaser;

      e. the Seller shall have caused the Purchaser to receive duly executed financing statements which have been filed, before the execution of this Agreement, under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect the interests of the Purchaser in the Purchased Receivables as contemplated by this Agreement, each of which shall be in form, scope and substance satisfactory to the Purchaser;

      f. the Seller shall have caused the Purchaser to receive time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Purchased Receivables;

      g. the Seller shall have caused the Purchaser to receive certified copies of requests for information (Form UCC-11) (or a similar search report certified by a party acceptable to the Purchaser), dated, before the execution of this Agreement (but after April 1, 1999), listing all effective financing statements which name the Seller (under its present name or any previous name), as debtor and which are filed in the jurisdictions in which filings are required to be made pursuant to Section 3.1(e), together with copies of such financing statements (none of which shall cover any of the Purchased Receivables);

      h. the Seller shall have caused the Purchaser to receive a duplicate original of each Irrevocable Payment Instruction, in the form attached hereto as Exhibit D, executed and delivered by the Seller to each Investment Company on behalf of each Fund which has been acknowledged and agreed to by each Investment Company on behalf of each Fund as contemplated by the terms thereof;

      i. the initial Purchase Date shall have occurred prior to September 30, 1999;

      j. the Purchaser shall have received evidence that the items attached hereto as Exhibits C and F were filed with the SEC and have been approved by the directors or trustees of each Fund or each Investment Company by a vote in person of a majority of its directors (including a majority of its directors or trustees who are not parties to such Fund's Distribution Plans(s) or Underwriting Agreement(s) or interested persons of any such party within the meaning of the Investment Company Act), by resolution(s) acceptable to the Purchaser;

      k. the Seller shall have caused the Purchaser to receive copies of the relevant portions of the minutes of the meeting(s) of the Board of Directors or Trustees of each Fund or each Investment Company at which a majority of such directors or trustees (including a majority of such directors or trustees who are not parties to such Fund's Distribution Plans(s) or Underwriting Agreement(s) or interested persons of any such party within the meaning of the Investment Company Act) approved the transactions contemplated by the Program Documents;

      l. each of the investment advisers to each Fund shall be an Adviser; and

      m. the conditions set forth in Section 3.3 shall have been fulfilled.

      SECTION 3.2 CONDITIONS PRECEDENT TO INITIAL SALE OF PURCHASED RECEIVABLES. The obligation of the Seller to sell any Purchased Receivables pursuant to this Agreement shall be subject to the prior or concurrent fulfillment (or waiver by the Seller) of each of the following conditions precedent:

      a. receipt by the Seller of the signed opinion of counsel to the Purchaser which shall be in the form attached hereto as Exhibit M and be dated contemporaneously with the execution of this Agreement; and

      b. the Purchaser shall have paid to the Seller and the Seller Parent the costs and expenses required to be paid by it under Section 7.4(c).

      SECTION 3.3 CONDITIONS PRECEDENT TO THE PURCHASER'S CONTINUING OBLIGATION TO PURCHASE PURCHASED RECEIVABLES. The continuing obligation of the Purchaser to purchase Purchased Receivables relating to any Fund on any Purchase Date shall be subject to the prior or concurrent fulfillment (or waiver by the Purchaser), at or prior to the time of such Purchase Date, of each of the following conditions precedent:

      a. both immediately before and immediately after giving effect to the purchase of Purchased Receivables on such Purchase Date (i) no Event of Termination (or event which, with the passage of time or notice, or both, would constitute an Event of Termination) shall have occurred and be continuing and
(ii) the representations and warranties of each of the Seller, each Adviser and the Seller Parent set forth in the Program Documents to which it is a party shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

      b. the Assignment to be delivered by the Seller on each Settlement Date shall have been duly executed and delivered;

      c. the Seller shall have delivered all Purchaser Reports as and when required to be delivered prior to or on such Purchase Date pursuant to this Agreement and the Servicing Agreement, which shall be in form and substance reasonably satisfactory to the Purchaser;

      d. the Purchased Receivables relating to Shares of each Fund shall constitute Eligible Receivables on such Purchase Date;

      e. there shall have occurred no change in the fundamental investment objective or fundamental investment policies of such Fund from those set forth in the Prospectus for such Fund attached hereto as part of Exhibit G;

      f. the Purchaser shall have received from the Seller and the Seller Parent such instruments and documents as the Purchaser may have reasonably requested in connection with the Purchased Receivables relating to any Fund and any Purchase Price payable on any such Purchase Date;

      g. the purchase of Purchased Receivables hereunder shall constitute a True Sale thereof, free and clear of any Adverse Claim or any other claim;

      h. each of the investment advisers for each of the Funds continues to be an Adviser; and

      i. the conditions specified in Section 3.1 shall, as to the applicable Fund, be fully satisfied or waived on or prior to the initial Purchase Date.

      The acceptance by the Seller of the proceeds of a purchase of Purchased Receivables shall constitute a representation and warranty by the Seller that, on the date of such purchase, the conditions precedent set forth in this Section
3.3 have been fulfilled.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER PARENT. The Seller, with respect to the Seller and any Person other than the Seller Parent, represents and warrants to the Purchaser as set forth in Sections 4.1(a) through 4.1(w) and the Seller Parent, only with respect to the Seller Parent, separately and not jointly with the Seller or any other Person, represents and warrants to the Purchaser as set forth in Sections 4.1(a) through 4.1(w) (it being agreed by the Parties that the words "separately, and not jointly" mean that only the Seller and not the Seller Parent is responsible to the Purchaser for the representations and warranties pertaining to any Person other than the Seller Parent, and that only the Seller Parent (and not the Seller) is responsible to the Purchaser for the representations and warranties pertaining to the Seller Parent):

      a. each of the Seller, the Seller Parent and each Adviser is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with (i) full corporate power and authority and all Governmental Authorizations and Private Authorizations necessary to execute and deliver and to perform its obligations under the Program Documents to which it is a party, with such exceptions, if any, as could not and will not give rise to an Adverse Effect and (ii) all Governmental Authorizations and Private Authorizations necessary to conduct the business in which it is now engaged with such exceptions, if any, as could not and will not give rise to an Adverse Effect;

      b. each of the Seller, the Seller Parent and each Adviser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the performance of its obligations under this Agreement and the other Program Documents to which it is a party requires such qualification except where the failure to be so qualified will not give rise to an Adverse Effect;

      c. the execution, delivery and performance by each of the Seller, the Seller Parent and each Adviser, as applicable, of this Agreement, the other Program Documents to which it is a party and the other instruments and agreements contemplated hereby or thereby have been duly authorized by all requisite corporate action and have been duly executed and delivered by it and constitute the legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles;

      d. the Seller has the requisite corporate power and authority and legal right to from time to time sell Purchased Receivables relating to each Fund and any other property to be sold or assigned hereunder to the Purchaser in accordance with the terms of this Agreement and the Seller has duly authorized each such sale to the Purchaser by all necessary corporate action;

      e. neither the execution nor delivery of this Agreement, the other Program Documents to which either of the Seller, the Seller Parent or any Adviser is a party, or any instrument or agreement referred to herein or therein or contemplated hereby or thereby to which any of the Seller, the Seller Parent or any Adviser is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof (i) will conflict with, or result in a breach or violation of, or constitute a default under, such Person's certificate of incorporation or by-laws or any Applicable Law (applicable to the Seller, the Seller Parent, any Adviser or any Fund); (ii) will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or, but for any requirement of the giving of notice or the passage of time (or both), would constitute such a conflict with, breach, or violation of, or default under, or permit any such acceleration in (A) any Prospectus, any Underwriting Agreement, any Distribution Plan or any Investment Management Agreement or (B) with such exceptions, if any, as could not and will not give rise to an Adverse Effect, any other contractual obligation or any agreement or document to which it is a party or by which it or any of its properties is bound; (iii) will result in or permit the creation or imposition of any Adverse Claim upon any Purchased Receivables relating to any Fund; or
(iv) will result in the termination of any Underwriting Agreement or any Distribution Plan or any Investment Management Agreement in any such case with respect to the Sales Charges applicable to the Shares of the related class unless a replacement of such terminated document has become effective which in any such case with respect to the Sales Charges applicable to the Shares of the related class (A) is identical to the terminated document in all material respects or (B) in the reasonable opinion of the Purchaser, is at least as favorable to the Purchaser as the terminated document including, without limitation, in respect of timing and amount payable in respect of any Purchased Receivables and the Purchaser's rights in respect thereof;

      f. this Agreement and the actions of the Seller required to be taken pursuant to the terms hereof are, and at all times shall be, effective to transfer to the Purchaser all of the Seller's right, title and interest in the Purchased Receivables free and clear of any claim other than the rights and claims of the Purchaser hereunder;

      g. neither the Seller nor the Seller Parent is incorporated under the laws of any state within any district in the jurisdiction of the United States Court of Appeals for the Tenth Circuit;

      h. immediately prior to each purchase of Purchased Receivables relating to each Fund by the Purchaser, (i) no party other than the Seller will have any right, title or interest in such Purchased Receivables, including any payments or proceeds in respect thereto, (ii) the Seller will own and have good and marketable title to such Purchased Receivables free and clear of all Liens or other restrictions on transfer and (iii) such Purchased Receivables and payments made in respect thereto will not have been sold, transferred or assigned to any other Person;

      i. each of the Seller, the Seller Parent and each Adviser has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings required under Applicable Law for the execution, delivery and performance by the Seller, the Seller Parent and each Adviser of the Program Documents to which it is a party, and the agreements and instruments contemplated thereby, and no consents which have not been obtained or waivers under any instruments to which the Seller, the Seller Parent or any Adviser is a party or by which it or any of its properties is bound are required by the Seller or the Seller Parent to be obtained in connection with the execution, delivery or performance of the Program Documents;

      j. the Purchased Receivables conveyed by the Seller to the Purchaser pursuant to this Agreement will at all times constitute Eligible Receivables (it being understood that this representation and warranty shall not be deemed to have been breached with respect to any Purchased Receivables which, when sold, were Eligible Receivables and thereafter ceased to satisfy the provisions of clause (f) of the definition of such term because of a change in law or in the interpretation thereof);

      k. with such exceptions, if any, as could not reasonably be expected to and will not have an Adverse Effect, none of the Seller, the Seller Parent nor any Adviser, is in violation of any Applicable Law;

      l. no Fund is prohibited by any Applicable Law from making the payments contemplated by this Agreement in respect of the Purchased Receivables;

      m. the Seller's principal place of business and principal executive office, and the place where its records concerning the Purchased Receivables relating to each Fund are kept is at the address first set forth for the Seller in Section 7.3 or such other address of which the Purchaser has received notice pursuant to Section 5.2(b);

      n. since December 31, 1998 there has been (i) no material adverse change in the financial condition or the results of operations of the Seller and (ii) no material adverse change in the financial condition or results of operations of the Seller Parent or any Adviser, which, in the case of clause (ii) could reasonably be expected to cause an Adverse Effect;

      o. none of the Seller, the Seller Parent or any Adviser is in default on any of its obligations under any Program Document to which it is a party which could reasonably be expected to, or will, have an Adverse Effect;

      p. there are no proceedings or, to the best knowledge of the Seller and the Seller Parent, investigations pending or, threatened before any Authority
(i) asserting the invalidity of this Agreement or any other Program Document,
(ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Program Document, (iii) seeking any determination or ruling which could adversely affect the performance by the Seller, the Seller Parent or any Adviser of its obligations under, or the validity or enforceability of, this Agreement, if any, any other Program Document to which it is a party, or any agreement, certificate or document executed by the Seller, the Seller Parent or any Adviser in connection herewith or therewith, or (iv) which otherwise could reasonably be expected to give rise to an Adverse Effect;

      q. the Seller is a registered broker/dealer under the regulations of the SEC and a member of the NASD and not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act;

      r. the Seller is not engaged principally in the business of extending, or arranging for the extension of, credit, for the purpose of purchasing or carrying (i) any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or (ii) any margin security within the meaning of Regulation G of the Board of Governors of the Federal Reserve System and no part of the proceeds of the Purchase Price paid to the Seller will be used to purchase or carry any margin stock or any margin securities, respectively, within the meaning of said regulations or to extend credit to others for such purpose;

      s. all information provided by or on behalf of the Seller, the Seller Parent, Franklin Services, the Servicer or any Adviser, to the Purchaser or any other Person for purposes of or in connection with this Agreement, the other Program Documents, or the transactions contemplated hereby or thereby is, and all such information hereafter provided by or on behalf of the Seller, the Seller Parent, Franklin Services, the Servicer or any Adviser to the Purchaser or any other Person pursuant to or in connection with any Program Document or the transactions contemplated thereby will be, true, correct and complete in all material respects on the date such information is stated or certified and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect, in light of the circumstances under which they were made;

      t. the Seller and the Seller Parent have furnished to the Purchaser their balance sheets as of December 31, 1998 and the related consolidated statements of income and cash flows for the year then ended; such statements and any financial statements delivered pursuant to Section 5.1(r) present fairly, in conformity with GAAP, the financial position of the Seller and the Seller Parent at the dates indicated and the results of their operations and cash flows for the period then ended;

      u. there has been no action by the Board of Directors of the Seller, the Board of Directors of the Seller Parent, the Board of Directors of any Adviser, or the Board of Directors or Trustees of any Investment Company or of any Fund, to make any modification or amendment to, or any waiver of any provisions of, or any termination of, any Distribution Plan, any Investment Management Agreement, any Contingent Deferred Sales Charge arrangement, any Underwriting Agreement, any Prospectus or the interpretation of any thereof, each as in effect on the date of this Agreement, or any modification in the amounts payable or actually being paid thereunder, except, in each case, as has been previously disclosed in writing by the Seller to the Purchaser;

      v. each Fund has complied with the fundamental investment objectives and policies of such Fund as set forth in the Prospectus for such Fund and the Seller or the Seller Parent have provided 90 days' advance notice of any change in the fundamental investment objectives or policies of any Fund from those set forth in the Prospectus for such Fund as of the date of this Agreement; and

      w. the Seller Parent owns, directly or indirectly, all of the issued and outstanding stock of each class or series of the Seller and each investment adviser to each Fund is an Adviser.

      SECTION 4.1A. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller, in addition to the representations and warranties of the Seller provided in Section 4.1, represents and warrants to the Purchaser as follows:

      a. attached hereto as Exhibits G, C, F and N are true, correct and complete copies of the Prospectus and forms of the Distribution Plan, the Underwriting Agreement and the Investment Management Agreement, respectively, relating to each Fund which are each in full force and effect, and such Prospectuses, Distribution Plans, Underwriting Agreements, and Investment Management Agreements have not been amended in any manner from the forms attached hereto in the referenced exhibits, except as consented to in writing by the Purchaser or for any such amendments of which the Seller has provided to the Purchaser copies prior to execution of this Agreement;

      b. the Distribution Plans, Underwriting Agreements, Prospectuses and Investment Management Agreements are in compliance, in all material respects, with Applicable Law, including, without limitation, Rule 12b-1 and the Conduct Rules;

      c. no Share to which a Purchased Receivable relates has the benefit of any Conversion Feature other than a Permitted Conversion Feature;

      d. the Sales Charge, including the Contingent Deferred Sales Charge, arrangement relating to each Fund and the payments provided for in, and actually being made pursuant to, the Underwriting Agreement or Distribution Plan and the

Prospectus for each such Fund are fairly and accurately described in the Underwriting Agreement or Distribution Plan and the Prospectus relating to such Fund;

      e. on each date on which Purchased Receivables are purchased under this Agreement, (i) the Maximum Aggregate Sales Charge Allowable in respect of the sales of Shares of such Fund, subject to the effect of any future Permitted Conversion Feature and any Free Redemption, will be not less than the sum of (A) 6.25% of the total Issue Price of the Shares of such Fund, plus (B) interest on the amount in clause (A) above at the prime rate in effect plus one percent (1%) per annum, and (ii) the amount of the asset-based Sales Charge in clause (i) will accrue daily and be payable monthly in an amount (on the average) not less than (on the average) the daily equivalent of 0.75% per annum of the average daily Net Asset Value of such Fund (provided, however, that the foregoing provisions of this Section 4.1(A)(e) shall be subject to the maximum sales charges permitted from time to time by the Conduct Rules);

      f. (i) the aggregate Sales Charges paid and payable by each Investment Company with respect to the Shares, subject in each case to the effect of any Permitted Conversion Feature and any Free Redemption, will equal the lesser of
(A) the maximum Sales Charges payable in respect of the sales of such Shares under the terms of the related Underwriting Agreement, Distribution Plan and Prospectus on the date such Sales Charges were purchased by the Purchaser, and
(B) the Maximum Aggregate Sales Charge Allowable in respect of such sales, calculated as though the Shares of such Fund to which Purchased Receivables relate constituted all of the outstanding Shares of such Fund and (ii) the amount of the asset-based Sales Charge in clause (i) above will accrue daily and be payable monthly in an amount, subject to clause (i) above, not less than (on the average) the daily equivalent of the Applicable Percentage of the average daily Net Asset Value for each Fund; and

      g. all information in respect of the Purchased Receivables set forth in each Purchaser Report will be true and correct.

      SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      The Purchaser represents and warrants to the Seller and the Seller Parent as follows:

      a. the Purchaser is duly organized and is validly existing and in good standing as a private limited liability company under the laws of Ireland, with full company power and authority and all Governmental Authorizations and Private Authorizations necessary to own and operate its property, to conduct the business in which it is now engaged and to execute and deliver and to perform its obligations under this Agreement and the other Program Documents to which the Purchaser is a party;

      b. the Purchaser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of its business or the performance of its obligations under this Agreement and the other Program Documents to which the Purchaser is a party requires such qualification except where the failure to be so qualified will not give rise to an adverse effect on the Purchaser's ability to pay or to perform any of its material obligations under this Agreement or any such other Program Document in a timely manner;

      c. the execution, delivery and performance by the Purchaser of this Agreement, the other Program Documents to which the Purchaser is a party, and the other instruments and agreements contemplated hereby or thereby, have been duly authorized by all requisite company action by the Purchaser and have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles;

      d. the Purchaser has the requisite company power and authority and legal right to (i) execute and deliver this Agreement and the other Program Documents to which the Purchaser is a party and to perform its obligations hereunder and thereunder and (ii) from time to time, purchase Purchased Receivables relating to each Fund and any other property to be sold or assigned hereunder to the Purchaser in accordance with the terms of this Agreement and the Purchaser has duly authorized each such purchase from the Seller by all necessary action;

      e. neither the execution nor delivery of this Agreement, the other Program Documents to which the Purchaser is a party, or any instrument or agreement referred to herein or therein, or contemplated hereby or thereby, to which the Purchaser is a party, nor the consummation by the Purchaser of the transactions herein or therein contemplated nor compliance with the terms, conditions and provisions hereof or thereof, (i) will conflict with, or result in a breach or violation of, or constitute a default under, the Memorandum and Articles of Association or other charter documents or by-laws of the Purchaser or any Applicable Law applicable to the Purchaser, (ii) will conflict with, or result in a breach or violation of, or constitute a default under, the Credit Agreement or (iii) will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its properties is bound;

      f. there are no proceedings to which the Purchaser is a party and, to the Purchaser's Knowledge there are no investigations pending or threatened before any Authority (i) asserting the invalidity of this Agreement or any other Program Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Program Document or
(iii) seeking any determination or ruling which could materially adversely affect the performance or obligations of the Purchaser under, or the validity or enforceability of, this Agreement or any other Program Document to which the Purchaser is a party, in each case, which would give rise to any material adverse effect upon the Purchaser's ability to pay or to perform any of its material obligations under this Agreement or any such other Program Document in a timely manner;

      g. the Purchaser has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings required under Applicable Law applicable to the Purchaser for the execution, delivery and performance by the Purchaser of the Program Documents to which it is a party, and the agreements and instruments contemplated thereby, and no consents which have not been obtained or waivers under any instruments to which the Purchaser is a party or by which it or any of its properties is bound are required by the Purchaser to be obtained in connection with the execution, delivery or performance of the Program Documents;

      h. all information provided by or on behalf of the Purchaser to the Seller, the Seller Parent or any other Person for purposes of or in connection with this Agreement, the other Program Documents, or the transactions contemplated hereby or thereby is, and all such information hereafter provided by or on behalf of the Purchaser to the Seller, the Seller Parent or any other Person pursuant to or in connection with any Program Document or the transactions contemplated thereby will be, true, correct and complete in all material respects on the date such information is stated or certified and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect, in light of the circumstances under which they are made, except no warranty is made with respect to information that the Purchaser has obtained from an Affiliate of the Seller or the Seller Parent; and

      i.    the Purchaser is not in material violation of any Applicable Law.

                                    ARTICLE V

                                    COVENANTS

      SECTION 5.1 AFFIRMATIVE COVENANTS OF THE SELLER AND THE SELLER PARENT.

      The Seller and the Seller Parent each separately, and not jointly, covenant and agree as follows (it being agreed by the Parties that the words "separately, and not jointly" mean that only the Seller (and not the Seller Parent) is responsible to the Purchaser for the covenants and agreements pertaining to any Person other than the Seller Parent, and that only the Seller Parent (and not the Seller) is responsible to the Purchaser for the covenants and agreements pertaining to the Seller Parent):

      a. the Seller and the Seller Parent shall each (i) obtain, maintain and keep in full force and effect all Governmental Authorizations and Private Authorizations which are necessary or appropriate to properly carry out the transactions contemplated to be performed by it under this Agreement and the other Program Documents and (ii) with such exceptions, if any, as could not and will not have an Adverse Effect, (A) obtain, maintain and keep in full force and effect all other Governmental Authorizations and Private Authorizations, (B) duly observe and conform to all requirements of Applicable Law relative to the conduct of its business or to its properties or assets and (C) preserve and keep in full force and effect its existence, rights, privileges and franchises;

      b. each of the Seller and the Seller Parent shall duly fulfill all obligations on its part to be performed under or in connection with, this Agreement, the Underwriting Agreements, the Distribution Plans, the Investment Management Agreements and the other Program Documents to which it is a party and the agreements and instruments entered into in connection herewith or therewith;

      c. the Seller shall keep proper books of record and account in accordance with normal business practice in which full and appropriate entries shall be made of all dealings or transactions in relation to the Purchased Receivables relating to each Fund and to its business and activities in connection with this Agreement and the other Program Documents, and the transactions contemplated hereby and thereby, and shall mark any data processing or other records it maintains so as to clearly indicate that the Purchased Receivables relating to each Fund have been sold to the Purchaser;

      d. the Seller and the Seller Parent shall promptly deliver to the Purchaser copies of any amendments or modifications to their respective certificates of incorporation or by-laws certified, with respect to the certificate of incorporation, by the Secretary of State of its state of incorporation, and, with respect to the by-laws, by an authorized officer;

      e. the Seller and the Seller Parent shall (i) promptly give written notice to the Purchaser of (A) any known Event of Termination or event which, with the passage of time or notice or both, would constitute an Event of Termination, (B) any litigation or proceedings with respect to the Seller or the Seller Parent or any of their assets or properties, which, if adversely determined, could give rise to an Adverse Effect, (C) the failure of any representation or warranty of the Seller or the Seller Parent contained in any Program Document to at all times be true and correct in all material respects, or (D) the failure to satisfy any of its condition precedents set forth in Article III and (ii) upon obtaining actual knowledge thereof, promptly give written notice of any litigation or proceedings not required to be disclosed pursuant to the preceding clause (i)(B) which, if adversely determined, could give rise to an Adverse Effect;

      f. upon written request by the Purchaser, the Seller and the Seller Parent shall furnish or cause to be furnished to the Purchaser a copy of any Private Authorizations or Governmental Authorizations obtained or required to be obtained by it or any of its subsidiaries in connection with the transactions contemplated by this Agreement or any other Program Document;

      g. the Seller and the Seller Parent shall cause to be paid and discharged all taxes, assessments and other charges or levies of any Authority imposed upon it, or upon any of its income or assets, prior to the day on which penalties are attached thereto, if the failure to pay and discharge such tax, assessment or other charges or levies could reasonably be expected to give rise to an Adverse Effect, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided for on the books of the Seller or the Seller Parent;

      h. the Seller and the Seller Parent shall promptly deliver to the Purchaser a copy of all (i) notices of or waivers of material payment or covenant defaults delivered to or received from any lenders of the Seller or the Seller Parent and (ii) material agreements or amendments entered into with such lenders which could have an Adverse Effect (A) on the ability of the Seller or the Seller Parent to perform any of its obligations under any Program Document or (B) on the Purchaser or the Purchaser's collection of Eligible Receivables;

      i. if at any time the Servicer is no longer the servicer under the Servicing Agreement, the Seller shall cooperate with the successor servicer thereunder in order for such successor servicer to fully perform its duties and obligations under the Servicing Agreement and shall permit the inspections provided by clause (a) of Section 8.4 of the Servicing Agreement, shall cause the audits provided by clause (b) of Section 8.4 of the Servicing Agreement, and shall perform the covenants and duties set forth in Section 7.2 and clause (vi) of Section 2.1 of the Servicing Agreement, all as if the Servicer were still servicer thereunder; it being understood that the Seller shall not be obligated to compel a replacement servicer to perform the obligations of the Servicer under the Servicing Agreement or be liable for any breach by a replacement servicer of any such obligations;

      j. the Seller and the Seller Parent shall permit the Purchaser or any Permitted Designee to visit its properties and inspect its properties, files, books and records relating to the Receivables, the Program Documents and the transactions contemplated thereby, and its financial condition, results of operations and cash flows and to discuss the foregoing with the officers, partners, employees and accountants of each of the Seller and the Seller Parent all at such reasonable times during normal business hours upon giving the Seller or the Seller Parent, as applicable, two (2) Business Days' prior written notice;

      k. each of the Seller and the Seller Parent shall promptly, at its expense, execute and deliver to the Purchaser such further instruments and documents, and take such further action, as the Purchaser may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and the other Program Documents to which it is a party and to establish and protect the rights, interests and remedies created, or intended to be created, hereby and thereby, including, without limitation, the execution, delivery, recordation and filing of financing statements and continuation statements under the UCC of any applicable jurisdiction;

      l. the Seller and the Seller Parent shall promptly deliver to the Purchaser copies of all notices, requests, agreements, amendments, supplements, waivers and other documents received or delivered by it under or with respect to any of the Program Documents;

      m. in the event that, notwithstanding the Irrevocable Payment Instruction, the Seller shall receive any Collections from a Fund, immediately upon its receipt of any such Collections, the Seller shall remit the same to the Purchaser in the form received and ensure that such amounts are not commingled with any other funds of the Seller;

      n. the Seller and the Seller Parent (to the extent applicable) shall provide to the directors or trustees of each Fund in connection with (i) the annual reapproval of or any amendment to such Fund's Distribution Plan or Underwriting Agreement, or (ii) a meeting of the directors or trustees of such Fund at which there exists a scheduled agenda item relating to the conversion period of the Shares of such Fund or the Contingent Deferred Sales Charge arrangement of such Fund, the following to permit the directors or trustees of such Fund to determine that the continuation of such Fund's Distribution Plan or Underwriting Agreement is likely to benefit such Fund and its shareholders: (a) a description of sales and redemption figures on an aggregate and net basis for the Class B shares of such Fund for the previous fiscal year of such Fund; (b) a description of all payments made under such Fund's Distribution Plan including the amount and purpose for such payments and the recipients of such payments;
(c) comparative Rule 12b-1 fee and other expense materials for such Fund prepared by an independent third party; (d) a written recommendation that such Fund continue its Distribution Plan, Underwriting Agreement, Contingent Deferred

Sales Charge arrangement and conversion period of the Shares of such Fund as presently constituted, to the extent applicable; and (e) such other information as is reasonably requested by the directors or trustees of such Fund from time to time. If the Seller and/or the Seller Parent has actual knowledge that the directors or trustees of a Fund propose to vote in favor of an amendment or termination of any of the items described in clause (d) above, the Seller and/or the Seller Parent, as applicable, shall recommend to the directors or trustees of such Fund that the Purchaser be permitted to make a presentation to the directors or trustees of such Fund prior to the taking of such vote;

      o. each of the Seller and the Seller Parent shall provide prompt written notice to the Purchaser of any modification or amendment to, or any waiver of any provisions of, or any termination of any Distribution Plan, any Investment Management Agreement, any Contingent Deferred Sales Charge arrangement, any Underwriting Agreement or any Prospectus, each as in effect on the date of this Agreement, or any modification in the amounts payable or actually being paid thereunder, provided that such modification, amendment, waiver, or termination results or may result in an Adverse Effect, or, if a new distribution plan, management agreement, contingent deferred sales charge arrangement, prospectus or underwriting agreement is approved and entered into, the Seller shall provide the Purchaser with copies of any such modification or such newly adopted plan or agreement, as adopted, promptly after such modification or adoption has been made;

      p. each of the Seller and the Seller Parent shall promptly notify the Purchaser of any change in any Fund's sales commission structure or arrangements, distribution fees or Contingent Deferred Sales Charges, and any change with respect to the business, properties, conditions (financial or otherwise), results of operations or prospects of the Seller or the Seller Parent since December 31, 1998 which could reasonably be expected to have an Adverse Effect;

      q. the Seller shall keep each Irrevocable Payment Instruction in full force and effect;

      r. the Seller Parent shall furnish to the Purchaser:

         i. annually within 90 days after the end of each fiscal year, audited consolidated financial statements of the Seller Parent and its consolidated subsidiaries (including the Seller) prepared in accordance with GAAP for such fiscal year;

         ii. quarterly within 45 days after the end of each fiscal quarter, unaudited consolidated financial statements of the Seller Parent and its consolidated subsidiaries (including the Seller) prepared in accordance with GAAP for such quarter, subject to ordinary year-end adjustments;

         iii. promptly, (A) information from the results of examinations of the Seller Parent or the Seller by the SEC or the NASD that are material for purposes of this Agreement or the NASD, including such material information in any written deficiency letters and management's written responses thereto, if applicable; (B) information on a daily basis with respect to the number of outstanding Shares, the number and kind of other outstanding shares, sales, redemptions and exchanges; and (C) (not less frequently than monthly) calculations of commissions and compliance with NASD sales charge rules, including the NASD maximum sales charge limits, with respect to the Funds; and

         iv. promptly, such other information as the Purchaser may from time to time reasonably request; it being understood that the reasonableness of any Purchaser request shall be determined in view of the extent of the relationships established by the Program Documents;

      s. if the Seller is the principal underwriter and an Adviser is the investment adviser for a mutual fund or an Additional Eligible Fund that has a class of shares that is subject to a contingent deferred sales charge in excess of 1%, the Seller shall promptly notify the Purchaser; if, within 30 days after receipt of this notice from the Seller, the Purchaser consents to make such class of shares of such mutual fund into Shares or to make the additional Additional Eligible Fund a Fund, the Seller and the Seller Parent shall promptly treat such shares of such class of such mutual fund as Shares or treat the Additional Eligible Fund as a Fund, as the case may be; if, at the time the Purchaser gives its consent, another means of financing the distribution expenses of such class of such mutual fund or the Additional Eligible Fund that is more economically advantageous to the class (a "Competing Bid") is available and the Puchaser does not, within thirty (30) days of notice of such Competing Bid offer a financing package which is at least as economically advantageous to the Shares as the Competing Bid, the Seller and the Seller Parent do not have to treat such shares of such class of such mutual fund as Shares or treat the Additional Eligible Fund as a Fund;

      t. if any Adviser or any Affiliate of the Seller Parent shall be the principal investment adviser for any mutual fund for which the Seller is not the principal underwriter and which is a Franklin Sponsored Fund, the Seller Parent shall use its best efforts to cause the principal underwriter for such mutual fund to make sales of receivables relating to such mutual fund available to the Purchaser, if the Purchaser agrees to purchase such receivables, on terms and conditions substantially similar to those of this Agreement and the other Program Documents or on such other terms and conditions as may be agreed upon by such principal underwriter and the Purchaser;

      u. in addition to complying with the provisions of paragraphs (s) and (t) above, the Seller Parent shall not, and shall cause its Affiliates not to, register with the SEC any Franklin Sponsored Fund which is not then a Fund unless such Franklin Sponsored Fund does not engage in Free Exchanges with any Fund; PROVIDED, HOWEVER, such Franklin Sponsored Fund which is not then a Fund may engage in Free Exchanges with any Fund if (i) the Seller is able to segregate Receivables related to Shares of the Franklin Sponsored Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Purchased Receivables related to Shares of Funds (and any Shares of other Funds or Franklin Sponsored Funds into which such Shares may be exchanged in Free Exchanges), (ii) the Seller's ability to segregate Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, and (iii) the Seller preserves the Purchaser's continuing right to the Purchased Receivables as if such Free Exchanges had not occurred;

      v. the Seller shall, within a reasonable period of time (not in excess of 30 days) after being requested to do so, cause to be delivered to the Purchaser in connection with a Takeout Transaction an opinion of counsel to the Seller, such counsel to be reasonably satisfactory to the Purchaser, substantially in the form of Exhibit O attached hereto, provided however, if there has been a change in Applicable Law such that the Seller's counsel is unable to deliver an opinion in such form, the Seller shall cause such counsel to deliver an opinion in form, scope and substance reasonably satisfactory to the Purchaser, taking into account any such change in Applicable Law;

      w. all information provided by or on behalf of the Seller, the Seller Parent, the Servicer or Franklin Services after the date hereof to the Purchaser or any of its agents for purposes of or in connection with this Agreement, the other Program Documents or the transactions contemplated hereby or thereby will be true, correct and complete in all respects material to the Purchased Receivables and the transactions contemplated by this Agreement and the other Program Documents (taken as a whole) and no such information will contain any material misrepresentation or material omission to state therein matters necessary to make statements made therein not misleading in any respect material to the Purchased Receivables and the transactions contemplated by this Agreement and the other Program Documents, in light of the circumstances under which they are made; PROVIDED, HOWEVER, that this covenant shall apply only to such misrepresentations or omissions as would give rise to an Adverse Effect;

      x. the Seller and the Seller Parent shall provide ninety (90) days' prior written notice (or in any event no later than the time of filing of such change with the SEC) to the Purchaser if any Fund intends to initiate a change in the fundamental investment objective and policies of such Fund;

      y. the Seller and the Seller Parent shall provide prompt written notice to the Purchaser of any proposed action which if taken by the board of directors of any Investment Company will, or could reasonably be expected to, have an Adverse Effect or, upon such Person obtaining actual knowledge, of any action of the board of directors of any Investment Company to make any modification or amendment to, or any waiver of any provisions of, or any termination of, any Distribution Plan, any Investment Management Agreement (other than in respect of any waiver of any management fee payable to it under any Investment Management Agreement), any Contingent Deferred Sales Charge arrangement, any Underwriting Agreement, any Prospectus or any interpretation of any thereof, each as in effect on the date hereof, or any modification in the amounts payable or actually being paid thereunder, which action may result in an Adverse Effect, or, if a new distribution plan, investment management agreement, contingent deferred sales charge arrangement, prospectus or underwriting agreement is proposed to be approved and entered into with respect to any Fund, the Seller and the Seller Parent shall provide the Purchaser with copies of any such proposed modification, as adopted, and a newly adopted distribution plan, contingent deferred sales charges arrangement, investment management agreement, prospectus or underwriting agreement promptly after such proposal, modification or adoption has been made;

      z. the Seller Parent shall from time to time, as necessary, transfer and convey to the Seller funds in such amounts as to enable the Seller to at all times have and maintain net capital in an amount equal to or greater than the amount of net capital required by Rule 15c3-1 under the Exchange Act, whether or not the Seller is subject to Rule 15c3-1;

      aa. in the event of a change in "control" (as such term is defined in Section 2(a)(9) of the Investment Company Act) in the operations of the Seller or the Seller Parent which results in the termination of the Underwriting Agreement, Investment Management Agreement or Distribution Plan with respect to any Fund, or any "assignment" (as such term is defined in Section 2(a)(4) of the Investment Company Act or Section 202(a) of the Investment Advisers Act) of the Underwriting Agreement or the Investment Management Agreement with respect to any Fund which would result in a termination of such Underwriting Agreement or Investment Management Agreement with respect to such Fund, the Seller and the Seller Parent shall use their best efforts to cause a replacement underwriting agreement, investment management agreement, and/or distribution plan, as applicable, to become effective which provides for the continued payment to Purchaser of Collections in respect of the Purchased Receivables related to such Fund as though such termination had not occurred and without an Adverse Effect; and

      bb. for any Fund which has terminated or amended its Distribution Plan or Underwriting Agreement in a manner which adversely affects the amount or rate of payment of any Purchased Receivables related to the Shares of such Fund, the Seller shall pay to the Purchaser an amount equal to any such Service Fee which is paid by such Fund (but such payments shall not exceed the difference between the Collections actually paid with respect to such Purchased Receivables, if any, and the amount that would have been payable with respect to such Purchased Receivables had such termination or amendment not occurred).

      SECTION 5.2 NEGATIVE COVENANTS OF THE SELLER AND THE SELLER PARENT.

      The Seller and the Seller Parent each separately, and not jointly, covenant and agree as follows (it being agreed by the Parties that the words "separately and not jointly" mean that only the Seller (and not the Seller Parent) is responsible to the Purchaser for the covenants and agreements pertaining to any Person other than the Seller Parent, and that only the Seller Parent (and not the Seller) is responsible to the Purchaser for the covenants and agreements pertaining to the Seller Parent):

      a. the Seller shall not permit to exist (as a result of any act or omission of the Seller) any Adverse Claim on, or (except pursuant to this Agreement) attempt to transfer any interest in, any Purchased Receivables or the Proceeds to be derived therefrom;

      b. the Seller shall not move its chief executive office, principal place of business, or the principal place where it keeps its records concerning the Receivables from the addresses specified in Section 4.1(m) or change its name or the name under or by which it conducts its business, unless (i) it shall have given to the Purchaser not less than fifteen (15) Business Days' prior written notice of its intention to do so and of any new location, (ii) it shall have taken such action, satisfactory to the Purchaser, as may be necessary or desirable to maintain the title or ownership of the Purchaser in the Purchased Receivables relating to each Fund at all times fully perfected and in full force and effect, and (iii) any new location is in the contiguous continental United States and is not in the States of Louisiana or Tennessee;

      c. the Seller shall not amend, waive, terminate or otherwise modify the terms of any Irrevocable Payment Instruction or take any action inconsistent with any Irrevocable Payment Instruction;

      d. to the extent that the Seller or the Seller Parent is a party to a Program Document, the Seller and the Seller Parent shall not cancel, terminate, amend, modify or waive any term or condition of any Program Document (to the extent the same gives rise to an Adverse Effect), each as in effect as of the date hereof;

      e.    [INTENTIONALLY LEFT BLANK]

      f. to the extent that the Seller or the Seller Parent is a party to a Program Document, the Seller and the Seller Parent shall not (i) cancel, terminate, amend, modify or waive any term or condition of the Contingent Deferred Sales Charge obligations of any shareholders of any Fund, each as in effect on the date hereof, or (ii) propose that, or take any action that causes, any reduction or termination of the Contingent Deferred Sales Charges;

      g. neither the Seller nor the Seller Parent shall change its state of incorporation to a jurisdiction which would result in the representation in
Section 4.1(g) no longer being correct;

      h. the Seller Parent shall not permit any of its Affiliates other than the Seller to become the principal distributor for any Fund unless such Affiliate shall, to the reasonable satisfaction of the Purchaser, specifically assume the responsibilities of the Seller under this Agreement;

      i. neither the Seller nor the Seller Parent shall serve as an investment adviser, or perform, directly or indirectly, the functions of an investment adviser, for any class of Shares of any mutual fund or investment company that engages a distributor for such fund or investment company which is not an Affiliate of the Seller or the Seller Parent unless such relationship (i) does not involve a mutual fund offering shares with a contingent deferred sales charge greater than one (1%) percent, (ii) does not involve a Franklin Sponsored Fund or (iii) is consented to by the Purchaser, which consent shall not be unreasonably withheld;

      j. the Seller and the Seller Parent shall not (except as required by applicable accounting standards and Applicable Laws pertaining to Taxes) on its books, records, tax returns or financial statements reflect the Purchased Receivables as being owned by the Seller, any Affiliate of the Seller, or other Person other than the Purchaser;

      k. the Seller shall not file a voluntary petition, or consent to the filing of an involuntary petition, in any proceeding with respect to itself under the Bankruptcy Code in a Bankruptcy Court sitting in the jurisdiction of the United States Court of Appeals for the Tenth Circuit;

      l. unless required by a change, if any, in Applicable Law after the date hereof under the Investment Company Act or other Applicable Law, the Seller and the Seller Parent shall not take any action designed to encourage any Fund to cancel, terminate, amend, modify or waive any term or condition of any Program Document to which the Seller or the Seller Parent is a party in regard to any matter related to the transactions contemplated herein (other than to permit Free Redemptions or Free Exchanges as contemplated by the Prospectus of such
Fund), in each case to the extent such cancellation, termination, amendment, modification, or waiver would, or could reasonably be expected to, give rise to an Adverse Effect;

      m. unless required by a change, if any, in Applicable Law after the date hereof, under the Investment Company Act or other Applicable Law, and without limiting the generality of paragraph (l) above, neither the Seller nor the Seller Parent shall take any action that could result in either (i) the aggregate Sales Charge paid or payable by any Fund in respect of the sales of Shares of such Fund pursuant to the related Underwriting Agreement, Distribution Plan and Prospectus and pursuant to the Conduct Rules being less than the lesser of (A) the maximum Sales Charges payable in respect of the sales of such Shares under the related Underwriting Agreement, Distribution Plan and Prospectus on the date such Sales Charges were purchased by the Purchaser and (B) the Maximum Aggregate Sales Charge Allowable in respect of such Shares, plus interest thereon at the prime rate in effect, plus one percent (1%) per annum) or (ii) the amount in clause (i) above being payable in installments less frequently than monthly or in amounts that are less on the average than the daily equivalent of the Applicable Percentage of the average daily Net Asset Value for each Fund; PROVIDED THAT each of the Seller and Seller Parent shall not be required, pursuant to this Section 5.2(m), to take any action inconsistent with Sections 5.1(n) and 5.1(s); and

      n. With respect to any Fund for which the Purchaser has terminated its purchase obligation pursuant to either Section 6.1 or Section 2.1(a) (a "Non-Purchased Fund"), the Seller and the Seller Parent shall not take any actions designed to permit any Fund to continue to permit its shareholders to engage in Free Exchanges with such Non-Purchased Fund; PROVIDED THAT if the board of directors or trustees of the Fund determines that the shareholders of the Fund shall continue to be permitted to engage in Free Exchanges with such Non-Purchased Fund, then the shareholders of the Fund shall be permitted to engage in Free Exchanges with such Non-Purchased Fund and either (x) the following three conditions are met: (i) the Seller is able to segregate Purchased Receivables related to Shares of the Fund(s) (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges) from Receivables related to Shares of such Non-Purchased Funds (and any Shares of other Funds into which such Shares may be exchanged in Free Exchanges), (ii) the Seller's ability to segregate Purchased Receivables, as described above, is certified to the Purchaser by an independent accounting firm of national standing, reasonably acceptable to the Purchaser, and (iii) the Seller preserves the Purchaser's continuing right to the Purchased Receivables as if such Free Exchanges had not occurred; or (y) the Seller shall have the same obligations under this Agreement with respect to Shares that are exchanged from a Fund to a Non-Purchased Fund in a Free Exchange as Shares that are sold in a Free Redemption under Section 7.18.

      SECTION 5.3  [INTENTIONALLY LEFT BLANK]

      SECTION 5.4 AFFIRMATIVE COVENANTS OF THE PURCHASER.

The Purchaser hereby covenants and agrees as follows:

      a. prior to the Final Termination Date, the Purchaser shall furnish to the Seller (i) quarterly within sixty (60) days after the end of each fiscal quarter unaudited financial statements of the Purchaser prepared in accordance with GAAP for such quarter and (ii) annually within ninety (90) days after the end of each fiscal year, audited financial statements of the Purchaser prepared in accordance with GAAP for such fiscal quarter or year;

      b. the Purchaser shall provide notice to the Seller of any material adverse change in its financial condition or of any other event which would, in either instance, materially and adversely affect the Purchaser's ability to purchase Purchased Receivables;

      c. the Purchaser shall (i) obtain, maintain and keep in full force and effect all Governmental Authorizations and Private Authorizations required by Applicable Law which are necessary or appropriate for it to properly carry out the transactions contemplated to be performed by it under this Agreement and the other Program Documents; (ii) duly observe and conform to all requirements of Applicable Law relative to the conduct of its business or to its properties or assets, where the failure to so conform could reasonably be expected to have a material adverse effect on the Purchaser's ability to perform hereunder; and
(iii) preserve and keep in full force and effect its existence, rights, privileges and franchises;

      d. the Purchaser shall duly fulfill all obligations on its part to be performed under or in connection with this Agreement and the other Program Documents to which it is a party, and any agreements and instruments entered into in connection herewith or therewith;

      e. the Purchaser shall keep proper books of record and account in accordance with normal business practice in which full and appropriate entries shall be made of all dealings or transactions in relation to the Purchased Receivables relating to each Fund, and to its business and activities in connection with this Agreement and the other Program Documents, and the transactions contemplated hereby and thereby, and shall mark any data processing or other records it maintains so as to clearly indicate that the Purchased Receivables relating to each Fund have been sold to the Purchaser and are, prior to any relevant Takeout Transaction, owned by the Purchaser;

      f. the Purchaser shall (i) promptly give written notice to the Seller of
(A) any Seller Termination Event or event which, with the passage of time or notice or both, would constitute a Seller Termination Event, (B) any litigation or proceedings with respect to the Purchaser or any of its assets or properties, which, if adversely determined, could reasonably be expected to give rise to any material adverse effect upon the Purchaser's ability to purchase the Purchased Receivables hereunder or perform any of its obligations under any Program Document or (C) the failure of any representation or warranty of the Purchaser contained in any Program Document to be true and correct in all material respects; and (ii) upon obtaining Purchaser's Knowledge thereof, promptly give written notice of any litigation or proceedings not required to be disclosed pursuant to the preceding clause (i)(B) which, if adversely determined, could give rise to any material adverse effect upon the Purchaser's ability to purchase the Purchased Receivables hereunder or perform any of its obligations under any Program Document;

      g. upon written request by the Seller, the Purchaser (excluding information provided by or on behalf of any Affiliate of the Seller or the Seller Parent) shall furnish or cause to be furnished to the Seller a copy of any Private Authorizations or Governmental Authorizations obtained or required to be obtained by it under Applicable Law applicable to the Purchaser in connection with the transactions contemplated by this Agreement or any other Program Document;

      h. all information provided by or on behalf of the Purchaser (excluding information provided by or on behalf of any Affiliate of the Seller or the Seller Parent or their respective Affiliates) after the date hereof to the Seller or the Seller Parent or any of their agents for purposes of or in connection with this Agreement, the other Program Documents, or the transactions contemplated hereby or thereby will be true, correct and complete in all respects material to the transactions contemplated by this Agreement and the other Program Documents (taken as a whole) and no such information will contain any material misrepresentation or material omission to state therein matters necessary to make statements made therein not misleading in any respect material to the transactions contemplated by this Agreement and the other Program Documents, in light of the circumstances under which they are made; PROVIDED, HOWEVER, that this covenant shall apply only to such misrepresentations or omissions as would give rise to a material adverse effect upon the Purchaser's ability to purchase the Purchased Receivables or perform any of its obligations under any Program Document;

      i. the Purchaser shall promptly deliver to the Seller a copy of all (i) notices of or waivers of material payment or covenant defaults delivered to or received from any lenders of the Purchaser, including without limitation any lenders under the Credit Agreement and (ii) material agreements or amendments entered into with such lenders which would have a material adverse effect upon the Purchaser's ability to purchase the Purchased Receivables hereunder or perform any of its obligations under any Program Document; and

      j. upon the consummation of any Free Exchange, the Purchaser shall cause
(i) the Lightning Balance Sheet Carrying Value in respect of the applicable Monthly Pool of Purchased Receivables of the issuing Fund to be increased on the effective date of the exchange by the portion of the Lightning Balance Sheet Carrying Value on such date in respect of the applicable Monthly Pool of Purchased Receivables of the redeeming Fund attributable to the Shares of the redeeming Fund so exchanged and (ii) the Lightning Balance Sheet Carrying Value in respect of the applicable Monthly Pool of Purchased Receivables of the redeeming Fund to be reduced on the effective date of the exchange by the Lightning Balance Sheet Carrying Value on such date in respect of the applicable Monthly Pool of Purchased Receivables attributable to the Shares of the redeeming Fund so exchanged.

      SECTION 5.5.  NEGATIVE COVENANTS OF THE PURCHASER.

      The Purchaser shall not on its books and records, tax returns or financial statements reflect the Purchased Receivables relating to any Fund as being owned by the Seller, any Affiliate of the Seller, or, prior to a related Takeout Transaction, by any other Person other than the Purchaser.

                                   ARTICLE VI

                              EVENTS OF TERMINATION

      SECTION 6.1 EVENTS OF TERMINATION. If any Event of Termination shall occur and be continuing then the Purchaser may, by notice to the Seller and the Seller Parent, declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred as of the date such notice is effective pursuant to the provisions of Section 7.3); PROVIDED, HOWEVER, that upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (r) of the definition of Event of Termination, the Termination Date shall be deemed to have automatically occurred; and PROVIDED FURTHER, that upon the occurrence of any event described in subsections (a), (b), (g), (l)(ii), (m), (n), (o), (p), (s),
(t) and (w) of Event of Termination, the Termination Date shall be deemed to have occurred as of the date which is six (6) months from the date such notice is effective pursuant to the provisions of Section 7.3; and PROVIDED, FURTHER, that, with respect to an Event of Termination which affects only certain Funds, the Purchaser may, by notice to the Seller and the Seller Parent, terminate only its obligation to purchase Receivables related to such Funds.

      SECTION 6.2 TERMINATION OF SELLER'S OBLIGATIONS TO SELL PURCHASED RECEIVABLES. If any Seller Termination Event shall occur and be continuing then the Seller may, by notice to the Purchaser, declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred as of the date such notice is effective pursuant to the provisions of Section 7.3); PROVIDED, HOWEVER, that upon the occurrence of any event (without any requirement for the passage of time or the giving of notice or both) described in subsection (a) of the definition of Seller Termination Event, the Termination Date shall be deemed to have automatically occurred.

                                   ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.1 NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of a Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or future exercise thereof or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by all of the Parties. Any waiver of any provision of this Agreement, and any consent to any departure by any Party from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 7.2 PAYMENT. Unless otherwise provided herein, whenever any payment to be made hereunder shall be due on a non-Business Day, such payment shall be made on the next succeeding Business Day. All amounts owing and payable to a Party under this Agreement shall be paid in immediately available funds without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. All amounts payable by the Seller, the Seller Parent or the Purchaser pursuant to Section 7.4 or Section 7.5, as applicable, shall be paid to the Purchaser's Remittance Account or the Seller's Account, respectively. The Seller, the Seller Parent and the Purchaser hereby agree to pay interest at the Post-Default Rate on any amounts payable by the Seller, the Seller Parent or the Purchaser, respectively, under this Agreement, which shall not be paid in full when due, for the period commencing on the due date thereof until, but not including, the date the same is paid in full; PROVIDED, HOWEVER, that for such period not in excess of thirty (30) days during which the Parties are attempting to resolve a disagreement as to the amount owed, interest shall be payable at the Prime Rate. For purposes of calculating interest, any amount received by or on behalf of the Seller, the Seller Parent, or the Purchaser, as applicable, after 3:00 p.m. (New York City time) shall be deemed to have been received on the next succeeding Business Day.

      SECTION 7.3 NOTICES, ETC. Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any Party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 7.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 7.3, notices, demands, instructions and other communications in writing shall be given to or made upon the Parties at their respective addresses (or to their respective telecopier numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such Party below:

If to the Purchaser:    Lightning Finance Company Limited
                        Chase Manhattan House
                        International Financial Services Center
                        Dublin, Ireland
                        Attention:  Global Trust Services / Thomas Caffrey
                        Telephone No.:  353-1-612-3117
                        Facsimile No.:  00-353-1-612-5777

With a copy to:         Christopher Quinn, Esquire
                        Matheson Ormsby Prentice
                        30 Herbert Street
                        Dublin 3, Ireland
                        Telephone No.:
                        Facsimile No.:

                        Constellation Financial Management Company LLC 52 Vanderbilt - 13th Floor
                        New York, New York  10017
                        Attention:  David Steinmetz
                        Telephone No.:  212-557-5504
                        Facsimile No.:  212-557-5510

                        Alfred O. Rose, Esquire
                        Ropes & Gray
                        One International Place
                        Boston, Massachusetts  02110
                        Telephone No.:  617-951-7372
                        Facsimile No.:  617-951-7050

If to the Seller:       Franklin/Templeton Distributors, Inc.
                        777 Mariners Island Boulevard
                        San Mateo, CA  94404
                        Attention: Deborah Gatzek
                        Telephone No.: 650-312-3051
                        Facsimile No.:  650-525-7259

With a copy to:         Mark H. Plafker, Esquire
                        Stradley, Ronon, Stevens & Young, LLP
                        2600 One Commerce Square
                        Philadelphia, PA  19103
                        Telephone No.:  (215) 564-8024
                        Facsimile No.:  (215) 564-8120

If to the Seller Parent:Franklin Resources, Inc.
                        777 Mariners Island Boulevard
                        San Mateo, CA  94404
                        Attention:  Deborah Gatzek
                        Telephone No.: (650) 312-3051
                        Facsimile No.:  (650) 525-7259

With a copy to:         Mark H. Plafker, Esquire
                        Stradley, Ronon, Stevens & Young LLP
                        2600 One Commerce Square
                        Philadelphia, PA  19103
                        Telephone No.:  (215) 564-8024
                        Facsimile No.:  (215) 564-8120

      SECTION 7.4 TAXES, COSTS, AND EXPENSES.

      a. Any and all payments by the Seller under this Agreement or any other Program Document shall be made free and clear of and without deduction for any and all Taxes. If the Seller shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Program Document,
(i) the sum payable hereunder or thereunder shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.4(a)) the Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions and (iii) the Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law. In addition, the Seller agrees to pay any Other Taxes. Notwithstanding any other provisions of this Agreement, in the event that the Seller is required to withhold any taxes from any payments or transfers of receivables to be paid to, or transferred to, the Purchaser pursuant to this Agreement, the Seller shall do so without any recourse by, or claim against, the Seller by the Purchaser. In the event that the Seller is assessed a deficiency by any taxing authority under Applicable Law for the failure of the Seller to withhold any taxes or other amounts with respect to any payments to be made by, or transfers to be accomplished to the Purchaser by the Seller under this Agreement, the Seller shall be permitted to withhold any such deficiency from any current or future payments or transfers to be made by the Seller to the Purchaser under this Agreement until such deficiency, (but not including any interest and penalties thereon), is paid by the Purchaser; the Purchaser shall have no recourse or claim against the Seller with respect to any such payments or withholdings.

      b. The Seller agrees to pay all UCC filing fees in connection with the transactions contemplated by this Agreement, the Servicing Agreement and the other Program Documents.

      c. Subject to subsection (b) above, regardless of whether any of the transactions contemplated hereby are actually consummated, the Purchaser agrees to promptly pay to the Seller and the Seller Parent, as applicable, on written demand (i) all reasonable costs and expenses incurred by the Seller or the Seller Parent in connection with the preparation, review, negotiation, reproduction, execution or delivery of this Agreement and (ii) all reasonable fees and disbursements of counsel to the Seller and the Seller Parent in connection with any of the foregoing. Any costs or expenses reasonably incurred by a Party in good faith for the purpose of enforcing such Party's rights under this Agreement, and all reasonable fees and disbursements of counsel to such Party in connection with the enforcement of such rights, shall be promptly paid to such party, upon written demand, by the Party or Parties against whom enforcement is granted, unless otherwise ordered in a judgment in a court of competent jurisdiction or as mutually agreed upon by the Parties.

      d. The Purchaser shall pay any additional Taxes which may be imposed due to the non-existence of any present or former connection between such Purchaser (or through any of its Affiliates) and the country in which the Purchaser is (i) organized, (ii) being or having been a citizen or resident of the country or treated as a resident thereof, (iii) being or having been engaged in a trade or business or present therein, (iv) being or having had a permanent establishment therein or (v) making or having made an election the effect of which is subject such Purchaser such tax, assessment or other governmental charge.

      SECTION 7.5  INDEMNIFICATION.

      a. Each of the Seller and the Seller Parent, separately and not jointly, agrees to indemnify and hold harmless the Purchaser and each of its Affiliates and their respective officers, directors, employees, agents, advisors of, and any Person controlling any of, the foregoing (each an "Indemnified Party") from and against (collectively, but without duplication) any and all Liabilities that may be incurred by or asserted or awarded against an Indemnified Party, in each case arising out of, relating to or by reason of, any claim brought by any Person not a party to this Agreement in connection with the transactions contemplated hereby; PROVIDED, HOWEVER, the Seller and the Seller Parent shall not be required to indemnify any Indemnified Party in respect of any Liability if and to the extent such Liability resulted primarily from (i) such Indemnified Party's gross negligence or willful misconduct, or (ii) in the case of an Indemnified Party which is the Purchaser, any failure of the Purchaser to perform its covenants, if any, set forth herein or in the other Program Documents to which it is a party, or any failure of any of the Purchaser's representations and warranties, if any, set forth herein or in the other Program Documents to which it is a party, to be true and correct as of the time such representation or warranty spoke. Furthermore, the Seller and the Seller Parent shall not be required to indemnify any Indemnified Party in respect of (A) any liability under applicable securities laws arising out of a Takeout Transaction, except to the extent such liability is attributable to or would not have occurred but for (i) the violation at the time of, or prior to, such Takeout Transaction of any covenant, representation or warranty made by the Seller, the Seller Parent, the Servicer or any Adviser contained in this Agreement or any other Program Document, or (ii) any information furnished by or on behalf of the Seller, the Seller Parent or the Servicer being false or misleading in any material respect, or (B) any Liabilities arising as a result of a claim by an Indemnified Party against the Seller or the Seller Parent or as a result of a claim by the Seller or the Seller Parent against an Indemnified Party where it is determined that the position of the Seller or the Seller Parent in respect of such claim is correct in all material respects.

      b. The Seller's obligation, if any, to indemnify and hold harmless an Indemnified Party under this Section 7.5 shall not extend to Liabilities arising out of or relating to the actions of the Seller Parent in connection with any of the events described in the first sentence of subsection (a) above, and the Seller Parent's obligation, if any, to indemnify and hold harmless an Indemnified Party under this Section 7.5 shall extend only to Liabilities arising out of or relating to the actions of the Seller Parent (and not the actions of the Seller or any other Person) in connection with any of the events described in the first sentence of subsection (a) above. In the event a Liability arises out of or relates to actions of both the Seller Parent and another Person in connection with any of the events described in the first sentence of subsection (a) above, each of the Seller and the Seller Parent shall indemnify and hold harmless the Indemnified Party to the extent such Person's actions are attributable to the occurrence of such event.

      c. The Purchaser agrees to indemnify and hold harmless the Seller, the Seller Parent, each of their Affiliates and their respective officers, directors, employees, agents, advisors of, and any Person controlling any of, the foregoing (collectively, the "Seller Indemnities") from and against (collectively, but without duplication) any and all Liabilities that may be incurred by or asserted or awarded against a Seller Indemnitee, in each case arising out of, relating to or by reason of, any claim brought by any Person not a party to this Agreement in connection with the transactions contemplated hereby; provided, HOWEVER, the Purchaser shall not be required to indemnify a Seller Indemnitee in respect of any Liability to the extent such Liability resulted from (i) such Seller Indemnitee's gross negligence or willful misconduct, or (ii) in the case of a Seller Indemnitee that is a party to any Program Document, any failure of such Seller Indemnitee to perform its covenants set forth in the Program Documents to which it is a party or any failure of any of its representations and warranties set forth in the Program Documents to which it is a party to be true and correct in all material respects at the time such representation or warranty spoke.

      SECTION 7.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together, shall constitute one and the same document.

      SECTION 7.7  BINDING EFFECT; ASSIGNMENT.

      a. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and permitted assigns.

      b. The Seller may not assign its rights or obligations hereunder or in connection herewith or any interest herein or under any other Program Document or with respect to any Purchased Receivables or the Proceeds thereof without the Purchaser's prior written consent.

      c. The Purchaser may not (except as is appropriate in connection with a Takeout Transaction) assign its rights or obligations hereunder or in connection herewith or any interest herein or under any other Program Documents without the Seller's prior written consent.

      d. The Purchaser, as the owner of the Purchased Receivables, shall have the right to sell, transfer, convey and assign to any Person, as a part of and in connection with a Takeout Transaction, all or a portion of the Purchaser's right, title and interest in the Purchased Receivables and the Proceeds thereof; PROVIDED, HOWEVER, that the Purchaser shall not assign to any Person the benefit of the representations and warranties of the Seller, the Seller Parent or any Adviser contained in this Agreement or any other Program Document. The Purchaser shall give the Seller thirty (30) days' advance notice of any sale, transfer, conveyance or assignment of the Purchased Receivables or the Proceeds thereof. Notwithstanding the foregoing, the Purchaser may (i) pledge all of its rights under this Agreement or any other Program Document and all of its rights with respect to the Purchased Receivables to a major financial institution as security for money borrowed by the Purchaser or (ii) make representations and warranties to another Person, as a part of and in connection with a Takeout Transaction, which are similar to the representations and warranties agreed to by the Seller in this Agreement or any other Program Document.

      e. In the event of any sale, transfer, conveyance or assignment of the Purchased Receivables or the Proceeds thereof pursuant to Section 7.7(d) above, the Seller shall execute and deliver such instruments and documents and shall take all such actions as the Purchaser or any Master Trust shall reasonably deem necessary in order to confer upon any such Person ownership of the Purchased Receivables, including, without limitation, using its commercially reasonable efforts to cause the reapproval of each Underwriting Agreement (in the manner required by the Investment Company Act) by the Board of Directors of the related Fund at its next regularly scheduled meeting if such transferee shall deem such action necessary to avoid the termination of such agreements.

      SECTION 7.8  GOVERNING LAW; SUBMISSION TO JURISDICTION.

      a. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID JURISDICTION WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

      b. THE SELLER, THE SELLER PARENT AND THE PURCHASER EACH HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT OF THE UNITED STATES LOCATED IN SUCH JURISDICTION, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE OTHER PROGRAM DOCUMENTS

OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      c. THE SELLER, THE SELLER PARENT AND THE PURCHASER EACH HEREBY AGREE TO FILE SUCH NOTICES NECESSARY TO APPOINT CT CORPORATION SYSTEM, 818 WEST SEVENTH STREET, LOS ANGELES, CA 90017, AND THE SUCCESSORS IN SUCH OFFICE, ITS REGISTERED AGENT IN THE STATE OF CALIFORNIA UPON WHOM MAY BE SERVED ANY NOTICE, PROCESS OR PLEADING IN ANY SUIT, ACTION OR PROCEEDING AGAINST EACH OF THE SELLER, THE SELLER PARENT OR THE PURCHASER, RESPECTIVELY, ARISING OUT OF THIS AGREEMENT OR THE OTHER PROGRAM DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND EACH OF THE SELLER, THE SELLER PARENT AND THE PURCHASER DOES HEREBY CONSENT THAT SUCH SUIT, ACTION OR PROCEEDING AGAINST IT MAY BE COMMENCED IN ANY COURT OF COMPETENT JURISDICTION AND PROPER VENUE WITHIN SUCH STATE BY SERVICE OF PROCESS UPON SAID OFFICER WITH THE SAME EFFECT AS IF SUCH PARTY WAS ORGANIZED OR CREATED UNDER THE LAWS OF SAID STATE AND HAD BEEN LAWFULLY SERVED WITH PROCESS IN SAID STATE.

      SECTION 7.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 7.10 CONFIDENTIALITY. Unless otherwise required by Applicable Law, the Seller and the Purchaser agree to maintain the confidentiality of the Confidential Information; provided that nothing in this Section 7.10 shall prohibit disclosure of such Confidential Information by the Seller or the Purchaser, as the case may be,

      a. pursuant to an order under Applicable Law or pursuant to a subpoena or other legal process;

      b. (i) to the officers, directors, partners, employees, legal counsel, or auditors of, or lenders to, such Person or (ii) to an insurance company or its agents, solely with respect to errors and omissions insurance coverage;

      c. in the case of the Purchaser, to a Master Trust, any then directors, trustees or officers of such Master Trust, counsel for the Master Trust, or independent accountants for the Master Trust;

      d. in the case of the Seller, to any Fund, any then current directors, trustees or officers of such Fund, Fund counsel, counsel for the Seller or independent accountants for the Fund or the Seller;

      e. to any permitted assignee or permitted pledgee of all or any portion of such Person's right, title or interest in this Agreement and the Servicing Agreement, the Purchased Receivables or the Collections, provided that such permitted assignee or pledgee agrees in a writing delivered to and for the benefit of all Parties and the parties to the Servicing Agreement to be bound by the terms of this Section 7.10; or

      f. to any proposed permitted assignee or permitted pledgee of all or any portion of such Person's right, title and interest in this Agreement and the Servicing Agreement, the Purchased Receivables or the Collections, provided that such Person advises such proposed permitted assignee or pledgee in writing that such Confidential Information is confidential, non-public information and requests that such proposed permitted assignee or pledgee keep it confidential and use it only for purposes of evaluating the proposed assignment or pledge and such proposed permitted assignee or pledgee agrees in a writing delivered to and for the benefit of all Parties and the parties to the Servicing Agreement to be bound by the provisions of this Section 7.10, and provided, further that the Purchaser shall not disclose such Confidential Information pursuant to subsection (e) above or this subsection (f) to any assignee or pledgee which is an affiliate of an investment adviser, principal underwriter, administrator or subadvisor to any registered, open-end management investment company (as defined under the Investment Company Act).

      Notwithstanding anything to the contrary contained herein, the Purchaser shall keep, and shall use its best efforts to cause its officers, directors, partners, employees, advisers, legal counsel, auditors, lenders and Affiliates to keep, confidential all Confidential Information concerning the Seller, the Seller Parent, the Funds and the Investment Companies, delivered or made available by the Seller or any of its Affiliates to the Purchaser or such other Persons, including without limitation the Program Documents (to the extent not publicly available), shareholder records, shareholder transaction records, information concerning the composition of the Funds' and the Investment Companies' respective portfolios, information concerning the identity of any Person acting as a broker or dealer for the sale of any Fund shares, and information concerning the financial condition of the Seller (and the Purchaser shall not, and shall cause each of the foregoing other Persons not to, use such information to sell securities to or purchase securities from any such Fund or other Investment Company or to trade for its own account or recommend such trading to any other Person on the basis of such information).

      SECTION 7.11 INTENT OF AGREEMENT. It is the intention of this Agreement that each purchase of Purchased Receivables hereunder shall absolutely and irrevocably convey to the Purchaser an ownership interest in such Purchased Receivables on the Purchase Date therefor and that such transactions shall constitute a True Sale and not a secured loan. If, notwithstanding such intention, any conveyance of Purchased Receivables from the Seller to the Purchaser shall ever be recharacterized as a secured loan and not a sale, it is the intention of this Agreement that this Agreement shall constitute a security agreement under Applicable Law, and that the Seller shall be deemed as of the date of this Agreement to have granted, and does hereby grant, to the Purchaser a duly perfected first priority security interest in all of the Seller's right, title and interest in, to and under such Purchased Receivables including without limitation all payments on or with respect to such Purchased Receivables, all other rights relating to and payments made in respect of such Purchased Receivables and all Proceeds thereof free and clear of any Adverse Claim, as security for its obligations to the Purchaser under or in connection with this Agreement and the other Program Documents.

      SECTION 7.12 LIABILITIES TO ANY FUND. No obligation or liability to any Fund, any shareholder of any Fund or any Person contracting with or related to any Fund is intended to be assumed by the Purchaser under or as a result of this Agreement or the other Program Documents and the transactions contemplated hereby and thereby and, to the maximum extent permitted under provisions of Law, the Purchaser expressly disclaims any such assumption.

      SECTION 7.13 MERGER. The Program Documents taken as a whole incorporate the entire agreement among the parties thereto concerning the subject matter thereof. The Program Documents supersede any prior agreements among the parties relating to the subject matter thereof.

      SECTION 7.14 FURTHER ACTS. Each Party agrees that at any time, and from time to time, it will do all such things and execute and deliver all such instruments, assignments, releases, other documents and assurances, as any other Party or its counsel reasonably deems necessary or desirable in order to carry out the intent, purpose and conditions of this Agreement and the other Program Documents, and the transactions contemplated hereby and thereby, to facilitate the enjoyment of any of the rights created or contemplated hereby or thereby or to facilitate compliance with any changes in Applicable Law. Without limiting the generality of the foregoing, to the extent permitted by Applicable Law, upon the Purchaser's written request from time to time, the Seller shall make, execute, acknowledge and deliver and file and record in the proper filing and recording places all such instruments, and take all such actions, as the Purchaser may reasonably deem necessary or advisable for assuring or confirming to the Purchaser its rights and interest in and to, and remedies in respect of, the Purchased Receivables relating to each Fund. In addition, the Seller agrees to consent to any Amendment or supplements to this Agreement and any other Program Document which is, in the opinion of the Purchaser, necessary or appropriate in order to effect any Takeout Transaction; PROVIDED, HOWEVER, that the Seller shall not be obligated to give any such consent if it would thereby incur any material obligations or liabilities not contemplated by the Program Documents to which the Seller, the Seller Parent or the Servicer is a party; and provided further, that the Seller shall not be required by this Section 7.14 to consent to any change in any Underwriting Agreement, any Distribution Plan or any Prospectus.

      SECTION 7.15 OTHER RIGHTS. The rights and remedies of the Parties hereunder are cumulative and are not in lieu of, but are in addition to, any other rights and remedies which the Parties may have under or by virtue of any Applicable Law, or in equity, or any other agreement or obligations to which the Parties are a party. The rights and remedies of the Parties and the parties to the other Program Documents may be exercised from time to time and as often as such exercise is deemed expedient. The Parties agree that it is expected that the Purchaser will (a) enter into hedging transactions in order to hedge the risks associated with the Purchased Receivables, and (b) rely on the representations, warranties and covenants provided herein in making representations and warranties in Takeout Transactions, and that losses related to the foregoing are, with the exception of losses in hedging transactions which are not attributable to a breach of the representations, warranties and covenants herein, a reasonably foreseeable result of any breach by the Seller, the Seller Parent, or the Servicer of this Agreement or other Program Document to which it is a party.

      SECTION 7.16 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations, warranties, covenants and other agreements of the Parties contained or reaffirmed in this Agreement (a) shall survive the execution and delivery of this Agreement and the purchase of and payment for the Purchased Receivables relating to each Fund and (b) shall remain and continue in full force and effect without regard to any waiver, modification, extension, renewal, consolidation, amendment or restatement of any term or provision, except as specifically provided in such waiver, modification, extension, renewal, consolidation, amendment or restatement.

      SECTION 7.17    [INTENTIONALLY LEFT BLANK]

      SECTION 7.18 FREE REDEMPTIONS. In addition to all other amounts payable to the Purchaser pursuant to this Agreement and the other Program Documents, promptly following each Free Redemption which is not provided for in the applicable Fund's Prospectus on the date hereof, or on the Additional Effective Date in the case of an Additional Eligible Fund, the Seller shall pay to the Purchaser an amount equal to the maximum Contingent Deferred Sales Charge that would have been payable in connection with such redemption if such redemption had not been a Free Redemption.

      SECTION 7.19   [INTENTIONALLY LEFT BLANK]

      SECTION 7.20 REORGANIZATION. Notwithstanding anything to the contrary contained herein, the shareholders of any Fund shall have the right, upon thirty
(30) days' notice to the Purchaser, to cause any Existing Investment Company to transfer all or substantially all of its assets, including without limitation all of its rights and obligations in or pursuant to any Underwriting Agreement, Investment Management Agreement or Distribution Plan to which it is a party, to a New Investment Company, or merge with or otherwise combine with a new Investment Company, for the main purpose of changing such Existing Investment Company's state of incorporation or organization. Upon such transfer, merger or combination (a) each such Existing Investment Company shall cease to be an Investment Company hereunder; (b) each such New Investment Company shall be deemed to be an Investment Company hereunder; and (c) Schedule III and Exhibits C, D, E, and F shall be deemed to be amended to reflect the changes described in subsections (a) and (b) of this Section 7.20; PROVIDED, HOWEVER, that such merger or combination shall not have an Adverse Effect.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers, or other authorized signatories, thereunto duly authorized, on the date indicted below effective as of the date first above written.

                                    Lightning Finance Company Limited
                                    as Purchaser

Date:  August 1, 1999               By:    /s/ David Brown
                                    Name:  DAVID BROWN
                                    Title: Director

                                    Franklin/Templeton Distributors, Inc.
                                    as Seller

Date:  August 1, 1999               By:    /s/ Deborah Gatzek
                                    Name:  DEBORAH GATZEK
                                    Title: Senior Vice President


                                    Franklin Resources, Inc.
                                    as Seller Parent

Date:  August 1, 1999               By:    /s/ Martin L. Flanagan
                                    Name:  MARTIN L. FLANAGAN
                                    Title: Senior Vice President